                                                                    Exhibit 10.3

================================================================================

                           364-DAY CREDIT AGREEMENT

                           dated as of May 24, 1999,

                                     among

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION,
                                as the Company,

                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                as the Lenders,

                      THE FIRST NATIONAL BANK OF CHICAGO,
                    as Documentation Agent for the Lenders,

                        U.S. BANK NATIONAL ASSOCIATION,
                     as Syndication Agent for the Lenders,

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      U.S. BANK NATIONAL ASSOCIATION, and
                              BARCLAYS BANK PLC,
                         as Co-Agents for the Lenders,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                    as Administrative Agent for the Lenders
                              __________________

                           CIBC WORLD MARKETS CORP.,
                                  as Arranger

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
ARTICLE 1           DEFINITIONS AND ACCOUNTING MATTERS..................   1
     Section 1.1    Certain Defined Terms...............................   1
     Section 1.2    Other References....................................  15
     Section 1.3    Other Agreements....................................  16
     Section 1.4    Headings............................................  16
     Section 1.5    Accounting Terms....................................  16

ARTICLE 2           THE FACILITY........................................  16
     Section 2.1    Grant of Facility...................................  16
     Section 2.2    Maximum Outstandings................................  16
     Section 2.3    Term; Extension of Commitment Termination Date and
                    Commitments.........................................  17
     Section 2.4    Nature of Lenders' Obligations......................  17
     Section 2.5    Changes in Commitments..............................  17
     Section 2.6    Fees................................................  18
     Section 2.7    Lending Offices.....................................  18
     Section 2.8    Prepayments.........................................  18
     Section 2.9    Notes...............................................  19
     Section 2.10   Repayment...........................................  19

ARTICLE 3           LIBOR ADVANCES......................................  19
     Section 3.1    LIBOR Advance Requests..............................  19
     Section 3.2    Making of LIBOR Advances............................  19
     Section 3.3    Interest on LIBOR Advances..........................  20

ARTICLE 4           REFERENCE RATE ADVANCES.............................  20
     Section 4.1    Reference Rate Advance Requests.....................  20
     Section 4.2    Making of Reference Rate Advances...................  21
     Section 4.3    Interest on Reference Rate Advances.................  21
     Section 4.4    Reference Rate Communication........................  21

ARTICLE 5           TERM ADVANCES.......................................  21
     Section 5.1    The Term Advances...................................  21
     Section 5.2    Continuation of Term Advances.......................  22

ARTICLE 6           CURRENCY OF ACCOUNT AND PAYMENT.....................  22
     Section 6.1    Claims in Dollars...................................  22
     Section 6.2    Accounts for Payment................................  22
     Section 6.3    Application of Payment..............................  22

     Section 6.4    No Set-Off..........................................  23
     Section 6.5    Actual Receipt......................................  23
     Section 6.6    Default Interest....................................  23

ARTICLE 7           PRO RATA TREATMENT, COMPUTATIONS....................  24
     Section 7.1    Pro Rata Treatment..................................  24
     Section 7.2    Computations........................................  24

ARTICLE 8           TAXES, YIELD PROTECTION AND ILLEGALITY..............  24
     Section 8.1    Withholding.........................................  24
     Section 8.2    Tax Forms...........................................  25
     Section 8.3    Tax Receipts........................................  26
     Section 8.4    Change in Law.......................................  26
     Section 8.5    Capital Adequacy....................................  27
     Section 8.6    Regulation D........................................  27
     Section 8.7    Notice of Claim.....................................  27
     Section 8.8    Illegality..........................................  28
     Section 8.9    Reference Rate Advances pursuant to Section 8.8.....  28
     Section 8.10   Market Disruption...................................  29
     Section 8.11   Compensation........................................  29

ARTICLE 9           CONDITIONS PRECEDENT................................  30
     Section 9.1    Closing.............................................  30
     Section 9.2    Initial and Subsequent Advances.....................  31

ARTICLE 10          REPRESENTATIONS AND WARRANTIES......................  31
     Section 10.1   Corporate Existence.................................  31
     Section 10.2   Financial Condition.................................  31
     Section 10.3   Litigation..........................................  32
     Section 10.4   No Breach...........................................  32
     Section 10.5   Corporate Action....................................  32
     Section 10.6   Approvals...........................................  32
     Section 10.7   Margin Stock........................................  33
     Section 10.8   ERISA...............................................  33
     Section 10.9   Pari Passu Status...................................  33
     Section 10.10  Environmental Matters...............................  33
     Section 10.11  Year 2000 Matters...................................  33

ARTICLE 11          COVENANTS OF THE COMPANY............................  34
     Section 11.1   Financial Statements................................  34
     Section 11.2   Corporate Existence, Etc............................  36
     Section 11.3   Use of Proceeds.....................................  37
     Section 11.4   Mergers.............................................  37

     Section 11.5   Debt to Capitalization..............................  37
     Section 11.6   Pari Passu Status...................................  37
     Section 11.7   Asset Dispositions, etc.............................  37
     Section 11.8   Limitation on Debt Secured by Mortgages.............  38
     Section 11.9   Limitation on Sale-Leaseback Transactions...........  39
     Section 11.10  Limitation on Advances..............................  40

ARTICLE 12          EVENTS OF DEFAULT...................................  40

ARTICLE 13          THE AGENTS..........................................  42
     Section 13.1   Appointment, Powers and Immunities..................  42
     Section 13.2   Reliance by the Agents..............................  43
     Section 13.3   Default.............................................  43
     Section 13.4   Rights as a Lender..................................  43
     Section 13.5   Indemnification by Lenders..........................  44
     Section 13.6   Non-Reliance on the Agents and other Lenders........  44
     Section 13.7   Failure to Act......................................  45
     Section 13.8   Resignation.........................................  45
     Section 13.9   Funding Reliance, etc...............................  45
     Section 13.10  Syndication Agent, Documentation Agent and Co-Agents  45

ARTICLE 14          MISCELLANEOUS.......................................  45
     Section 14.1   Waiver..............................................  45
     Section 14.2   Government Regulation...............................  46
     Section 14.3   Taxes...............................................  46
     Section 14.4   Notices.............................................  46
     Section 14.5   Expenses, Etc.......................................  46
     Section 14.6   Amendments, Etc.....................................  46
     Section 14.7   Sales and Transfers, etc. of Advances and Notes;
                    Participation in Advances and Notes.................  47
     Section 14.8   Indemnification.....................................  49
     Section 14.9   Set-off.............................................  50
     Section 14.10  Sharing of Payments, Etc............................  50
     Section 14.11  Other Transactions..................................  50
     Section 14.12  Nonliability of Lenders.............................  51
     Section 14.13  Severability........................................  51
     Section 14.14  Survival............................................  51
     Section 14.15  Captions and Headings...............................  51
     Section 14.16  Counterparts........................................  51
     Section 14.18  Governing Law.......................................  51
     Section 14.19  Forum Selection and Consent to Jurisdiction.........  52
     Section 14.20  Waiver of Jury Trial................................  52
     Section 14.21  Entire Agreement....................................  53

     Section 14.22  Renewal, Extension and Rearrangement................  53
     Section 14.23  No Oral Agreements..................................  53

                                   EXHIBITS
                                   --------

EXHIBIT A  - form of Note
EXHIBIT B  - LIBOR Advance Request
EXHIBIT C  - Reference Rate Advance Request
EXHIBIT D  - Form of Tax Certificate
EXHIBIT E - Form of Opinion of Counsel to the Company and its Subsidiaries EXHIBIT F - Form of Transfer Certificate

SCHEDULE I - Commitments

                           364-DAY CREDIT AGREEMENT

     THIS 364-DAY CREDIT AGREEMENT dated as of May 24, 1999 is among PG&E GAS TRANSMISSION, NORTHWEST CORPORATION, a corporation duly organized and validly existing under the laws of the State of California (the "Company"), the various
                                                         -------
financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as documentation agent for the
 -------
Lenders (the "Documentation Agent"), U.S. BANK NATIONAL ASSOCIATION, as
              -------------------
syndication agent for the Lenders (the "Syndication Agent"), THE FIRST NATIONAL
                                        -----------------
BANK OF CHICAGO, U.S. BANK NATIONAL ASSOCIATION and BARCLAYS BANK PLC, as co-agents for the Lenders (the "Co-Agents"), and CANADIAN IMPERIAL BANK OF
                                ---------
COMMERCE ("CIBC"), acting through certain of its U.S. branches or agencies, as
           ----
Administrative Agent (the "Agent") for the Lenders.
                           -----

     The Company has requested that the Lenders establish a 364-day credit facility for its general corporate purposes in the maximum aggregate principal amount of $50,000,000, and the Lenders are prepared to establish such facility upon the terms hereof. Accordingly, the parties hereto agree as follows:

                                   ARTICLE 1

                      DEFINITIONS AND ACCOUNTING MATTERS

     Section 1.1  Certain Defined Terms.  The following terms (whether or not
                  ---------------------
underscored) when used in this Agreement, including its preamble, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

     "Adjusted LIBOR Rate" shall mean, for any LIBOR Advances, a rate per annum
      -------------------
(rounded upwards, if necessary, to the next 1/100 of one percent) determined by the Agent to be equal to the LIBOR Rate for such Advances for the Interest Period for such Advances divided by the difference of 1 minus the Reserve Requirement for such Advances for such Interest Period.

     "Advance" shall mean, except as otherwise provided herein, any Revolving
      -------
Advance or Term Advance, as the case may be.

     "Advance Outstandings" shall mean at any time the aggregate principal
      --------------------
amount of all outstanding Advances at such time.

     "Advance Request" shall mean any LIBOR Advance Request or Reference Rate
      ---------------
Advance Request.

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall mean CIBC in its capacity as administrative agent for the
      -----
Lenders hereunder or any successor administrative agent.

     "Agents" shall mean the Agent, the Syndication Agent, the Documentation
      ------
Agent and the Co-Agents, together with successors in any such capacities.

     "Agreement" means, on any date, this 364-Day Credit Agreement as originally
      ---------
in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Amended and Restated Credit Agreement" shall mean that certain Amended and
      -------------------------------------
Restated Credit Agreement dated as of May 24, 1999, by and among the Company, the various financial institutions as are or may become parties thereto, The First National Bank of Chicago, as documentation agent for the lenders, U.S. Bank National Association, as syndication agent for the lenders, The First National Bank of Chicago, U.S. Bank National Association and Barclays Bank PLC, as co-agents for the lenders, and Canadian Imperial Bank of Commerce, as administrative agent for the lenders, as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified.

     "Applicable Margin" shall mean, on any date and with respect to each LIBOR
      -----------------
Advance (subject to clause (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:


       Applicable             LIBOR
      Rating Level           Advances
      ------------           --------
----------------------------------------------

     Level I                            0.5000%
----------------------------------------------

     Level II                           0.6000%
----------------------------------------------

     Level III                          0.7000%
----------------------------------------------

     Level IV                           0.8000%
----------------------------------------------

     Level V                            0.9000%
----------------------------------------------

     "Applicable Rating Level" shall mean the highest level set forth below that
      -----------------------
corresponds to a rating issued from time to time by S&P or Moody's as applicable to the Company's senior unsecured long-term debt:


                                               Moody's      S&P
                                               -------      ---
                       -------------------------------------------
                         Level I                 *Baa1      *BBB+
                       -------------------------------------------
                         Level II                 Baa1       BBB+
                       -------------------------------------------
                         Level III                Baa2       BBB
                       -------------------------------------------
                         Level IV                 Baa3       BBB-
                       -------------------------------------------
                         Level V                **Baa3     **BBB-
                       -------------------------------------------

______

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level II shall apply.

     For purposes of the foregoing, (i) "*" means a rating more favorable than; "**" means a rating less favorable than; (ii) if ratings for the Company's senior unsecured long-term debt shall not be available from S&P or Moody's, Level V shall be deemed applicable; (iii) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (iv) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments canceled, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the last Applicable Rating Level shall apply.

     "Attributable Debt" shall mean, with respect to any Sale-Leaseback
      -----------------
Transaction as of any particular time, the present value discounted at the rate of interest implicit (in the reasonable judgment of the Company) in the terms of the lease of the obligations of the lessee under such lease for net rental payments (net of insurance, taxes and indemnity and other similar charges) during the remaining term of the lease (including any period for which such lease has been extended).

     "Authorized Officer" means, relative to the Company, those of its officers
      ------------------
whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to subsection 9.1(b).
                    -----------------

     *  Greater than sign
     ** Less than sign

     "Authorized Signatory" shall mean, in relation to any Person and any
      --------------------
communication to be made or document to be executed or certified by such Person at any time, each other Person who is at such time duly appointed as its authorized signatory by such Person in a manner acceptable to the Agent.

     "Available Facility Amount" shall mean at any time the Total Commitments
      -------------------------
less the Advance Outstandings at such time.

     "Base Rate" shall mean, at any time, the rate per annum then most recently
      ---------
announced by the Agent at New York, New York, as its base rate for Dollar loans in the United States, which base rate may or may not be the lowest rate charged by the Agent on loans to any of its customers.

     "Business Day" shall mean a day other than Saturday or Sunday on which
      ------------
commercial banks and foreign exchange markets are not required or permitted to be closed for business in New York City, New York and (with respect to LIBOR Advances only) London, England.

     "Capital Lease Obligations" shall mean all monetary obligations of the
      -------------------------
Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "CIBC" is defined in the preamble.
      ----                    --------

     "Co-Agents" is defined in the preamble.
      ---------                    --------

     "Code" shall mean the Internal Revenue Code of 1986, as amended, reformed
      ----
or otherwise modified from time to time.

     "Commitment" shall mean, as to each Lender, the obligation of such Lender
      ----------
to make Advances in an aggregate amount at any one time outstanding equal to the amount set opposite such Lender's name on Schedule I hereto under the caption
                                          ----------
"Commitment" (as the same may be reduced pursuant to Section 2.5 hereof or
                                                     -----------
increased pursuant to Section 14.7(b)(i) hereof).
                      ------------------

     "Commitment Proportion" shall mean, in relation to a Lender, at any time
      ---------------------
the proportion which its Commitment bears to the Total Commitments at such time.

     "Commitment Termination Date" shall mean the Original Commitment
      ---------------------------
Termination Date, or such other later date as may result from any extension requested by Company and consented to by the Lenders pursuant to Section 2.3,
                                                                 -----------
after which the Lenders shall have no further obligation to make Revolving Advances hereunder.

     "Company" shall mean PG&E Gas Transmission, Northwest Corporation, a
      -------
corporation duly organized and validly existing under the laws of the State of California.

     "Continue", "Continuation" and "Continued" each refers to a continuation of
      --------    ------------       ---------
Term Advances pursuant to Section 5.2.
                          -----------

     "Debt" shall mean indebtedness for borrowed money.
      ----

     "Default" shall mean an Event of Default or any condition, occurrence or
      -------
event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Default Rate" shall mean, in respect of any principal of any Advance or
      ------------
any other amount payable by the Company under this Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to one percent plus the Reference Rate as in effect from time to time; provided that, if such amount in default is principal of a LIBOR Advance and the due date is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, one percent above the interest rate for such Advance and, thereafter, the rate provided for above in this definition.

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollars" and "$" shall mean lawful money of the United States of America
      -------       -
which is legal tender for the payment of public and private debts in the United States.

     "Drawdown Date" shall mean: (i) in relation to any LIBOR Advance, the
      -------------
Business Day for the making thereof as specified in the LIBOR Advance Request relating thereto; and (ii) in relation to any Reference Rate Advance, the Business Day for the making thereof as specified in the Reference Rate Advance Request relating thereto; provided that, in all cases, such Drawdown Date shall be no later than the Commitment Termination Date.

     "Effective Date" shall mean the date on which (i) all conditions precedent
      --------------
set forth in Section 9.1 hereof are satisfied or waived by all Lenders, and (ii)
             -----------
this Agreement becomes effective pursuant to Section 14.16 hereof.
                                             -------------

     "Environmental Laws" shall mean any and all federal, state, local and
      ------------------
foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case, as in effect from time to time. Reference to Sections of ERISA also refer to any successor sections.

     "Event of Default" shall have the meaning assigned to that term in Article
      ----------------                                                  -------
12 hereof.
--

     "Facility" shall mean this 364-day committed advance facility which may be
      --------
utilized subject to the other terms and provisions hereof for Revolving Advances and Term Advances which shall be evidenced by the Notes.

     "Facility Office" shall mean, in relation to a Lender, the office
      ---------------
designated on the signature page below or such other office as it may from time to time designate by notice to the Agent.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be
                     --------
determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged or chargeable to the Agent on such day on such transactions as determined by the Agent.

     "GAAP" shall mean generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other pronouncements by regulatory authorities or such entities as may be recognized by a significant segment of the United States accounting profession to define accepted accounting practice, which are applicable to the circumstances as of the date of determination.

     "Guarantee" by any Person shall mean any obligation, contingent or
      ---------
otherwise, of such Person directly guaranteeing any Indebtedness of any other Person or providing for the payment of any Indebtedness of any other Person or otherwise expressly protecting the holder of such Indebtedness against loss (whether by virtue or partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (ii) indemnities or hold-harmless agreements against personal injury or property damage; or (iii) contractual obligations that are conditioned upon performance.

     "Hazardous Material" means
      ------------------

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c) any petroleum, crude oil or any fraction thereof;

          (d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law;

          (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. ' 2011 et. seq., and any amendments or reauthorizations thereof;

          (f) asbestos-containing materials in any form or condition; or

          (g) polychlorinated biphenyls in any form or condition.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ------- -------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication, at any date:
      ------------

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations relative to the face amount of all letters of credit and banker's acceptances issued for the account of such Person;
          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations;

          (d) all obligations of such Person pursuant to a Sale-Leaseback Transaction which have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations;

          (e) all obligations of such Person pursuant to a Guarantee except any such Guarantee which the Company is contesting in good faith in appropriate proceedings; and

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

provided, Indebtedness shall not include sales of Permitted Receivables sold
--------
pursuant to Permitted Receivables Purchase Facilities and indemnification, recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

     "Indemnified Liabilities" is defined in Section 14.8.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 14.8.
      -------------------                ------------

     "Interest Period" shall mean:
      ---------------

          (a) With respect to any LIBOR Advances, the period commencing on the date such Advances are made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
               Section 3.1 hereof, except that each such Interest Period which
               -----------
               commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

          (b) With respect to any Reference Rate Advances, the period commencing on the date such Advances are made and ending on such date not more than 90 days thereafter, as the Company may select as provided in Section 4.1 hereof.
                              -----------

Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Advances, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and such extension or adjustment shall be reflected in the computation of interest; (ii) the Company shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates; and (iii) no Interest Period may end later than the Maturity Date.

     "Lenders" is defined in the preamble.
      -------                    --------

     "LIBOR" or the "LIBOR Rate" shall mean, on any day and in relation to the
      -----          ----------
Term for any LIBOR Advance, the rate per annum equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Agent and the Company) as of 11:00 a.m., London time (or as soon thereafter as practicable), on the second Business Day before (and for value on) the proposed Drawdown Date for such Advance. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" or the "LIBOR Rate"
                                                     -----          ----------
shall mean, on any day and in relation to the Term for any LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the next multiple of 1/16th of one percent per annum) determined by the Agent to be equal to the average of the respective rates quoted to the Agent by each of the Reference Lenders as the rate at which it would offer deposits in Dollars for a period equal to the Term of, and in a principal amount comparable to, such proposed Advance to prime banks in the London interbank market of Dollar deposits at or about 11:00 a.m. London time (or as soon thereafter as practicable) on the second Business Day before (and for value on) the proposed Drawdown Date for such Advance. If any Reference Lender fails to (or notifies the Agent that it is or will be unable
to) advise the Agent of any rate referred to above, or is not participating in such LIBOR Advance to be made hereunder, then the relevant LIBOR Rate shall be determined by the Agent on the basis of the rate or rates quoted to it by the other Reference Lenders, provided that if the Advance is a LIBOR Advance and only one Reference Lender provides a rate quote, the Advance shall be governed by Section 8.10 hereof. Each determination of the LIBOR Rate shall be
   ------------
conclusive and binding, absent manifest error.

     "LIBOR Advance Request" shall mean a request for a LIBOR Advance made in
      ---------------------
accordance with Article 3 and substantially in the form of Exhibit B.
                ---------                                  ---------

     "LIBOR Advances" shall mean an advance in Dollars made available to the
      --------------
Company pursuant to Article 3 with interest rates determined on the basis of the
                    ---------
LIBOR Rate.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Document" means this Agreement, the Notes, each Advance Request, and
      -------------
any other agreement, document or instrument from time to time executed and delivered pursuant to and in connection with any of the foregoing.

     "Majority Lenders" shall mean, at any time while Commitments are in effect,
      ----------------
Lenders having at least 51% of the aggregate amount of the Commitments and, at any time while no Commitments are in effect, Lenders holding at least 51% of the outstanding aggregate principal amount of the Advances.

     "Material Adverse Effect" means with respect to any matter that such matter
      -----------------------
would reasonably be expected to have a material and adverse effect on the assets, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under any of the Loan Documents.

     "Maturity Date" shall mean the earlier of (i) the Commitment Termination
      -------------
Date and (ii) the date of termination of the obligations and Commitments under this Agreement by prepayment, cancellation, acceleration or otherwise; provided, that if the Revolving Advances are converted into Term Advances as provided in

Section 5.1, then the Maturity Date shall be the date which is the second
-----------
anniversary of the Commitment Termination Date.

     "Moody's" shall mean Moody's Investors Service, Inc. and any successor
      -------
thereto that is a nationally-recognized rating agency.

     "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) of
      ------------------
ERISA with respect to which the Company or a Significant Subsidiary may have liability and which is covered by Title IV of ERISA.

     "1934 Act Reports" shall mean the Company's Form 10K, dated December 31,
      ----------------
1998, and all subsequent documents filed with the United States Securities and Exchange Commission (or any governmental agency substituted therefor) pursuant to Section 13 of the Securities Exchange Act of 1934 (or any other reports substituted therefor that contain substantially the information required to be contained in such reports on the date hereof), copies of all of which 1934 Act Reports through the date of this Agreement have been delivered by the Company to the Agent.

     "Net Tangible Assets" shall mean the aggregate amount of assets (less
      -------------------
applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (other than the current portion of funded indebtedness) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles (except regulatory assets recorded on the balance sheet in accordance with GAAP).

     "Note" shall mean a promissory note in substantially the form of Exhibit A
      ----                                                            ---------
hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), duly executed and delivered to the Agent by the Company for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note, evidencing Revolving Advances and Term Advances, if any.

     "Notice of Continuation" has the meaning specified in Section 5.2.
      ----------------------                               -----------

     "Obligations" means all obligations (monetary or otherwise) of the Company
      -----------
arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "Original Commitment Termination Date" shall mean May 21, 2000
      ------------------------------------

     "Overnight Funds Period" shall mean a period of one or more consecutive
      ----------------------
days during which the Overnight Funds Rate exceeds the rates described in clauses (a)(i) and (a)(ii) of the definition "Reference Rate." Upon the making,
--------------     -------                    --------------
continuing, or converting of any applicable Advance during any such period, the Agent shall give prompt notice to the Company and the Lenders of the commencement and termination of such Overnight Funds Period and the Overnight Funds Rate for such period.

     "Overnight Funds Rate" shall mean, for any Overnight Funds Period, a
      --------------------
fluctuating interest rate per annum equal for each day during such period to the rate of interest offered in the interbank market to the Agent as the overnight Federal Funds Rate as of, at or about 10:00 a.m., New York, New York time on such day (or if such day is not a Business Day, for the next preceding Business
Day) plus 1/2% per annum.

     "Payment Office" shall mean the office of Morgan Guaranty Trust Company of
      --------------
New York located at 60 Wall Street, New York, New York 10260, or such other office or branch of a financial institution located in New York City, New York as the Agent may from time to time designate by notice to the Company and the Lenders.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Receivables" shall mean all obligations of any obligor (whether
      ---------------------
now existing or hereafter arising) under a contract for sale or transportation of natural gas or other goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay demand charges based on actual or estimated peak usage of natural gas by such obligor and any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (i) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods and goods constituting natural gas) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (ii) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (iii) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

     "Permitted Receivables Purchase Facility" shall mean any agreement of the
      ---------------------------------------
Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

     "Person" shall mean an individual, a corporation, a company, a voluntary
      ------
association, a partnership, a trust, an unincorporated organization, a government or any agency, instrumentality or political subdivision thereof, or other entity.

     "Plan" shall mean an employee benefit or other plan established or
      ----
maintained by the Company or any of its Subsidiaries with respect to which the Company or any Subsidiary may have any liability and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Principal Office" shall mean the office of the Agent, as set forth on the
      ----------------
signature pages hereof, or such substitute office of which it may from time to time notify the Company and the Lenders.

     "Principal Property" shall mean any natural gas pipeline, natural gas
      ------------------
gathering system or gas storage facilities located in the United States, including any fixed, tangible natural gas facilities directly related to the transportation, storage or distribution of natural gas, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole.

     "Principal Subsidiary" shall mean any Subsidiary which owns a Principal
      --------------------
Property.

     "Quarterly Dates" shall mean the last day of each March, June, September
      ---------------
and December, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

     "Rating Agency" shall mean either of S&P or Moody's.
      -------------

     "Reference Lenders" shall mean the Agents.
      -----------------

     "Reference Rate" shall mean (a) on any date and with respect to all
      --------------
Reference Rate Advances other than those dates and Advances described in clause
                                                                         ------
(b) of this definition, a fluctuating rate of interest per annum equal to the
---
higher of (i) the Base Rate and (ii) the Federal Funds Rate most recently determined by the Agent plus 2% per annum; or (b) on any date occurring during
                        ----
any Overnight Funds Period, but with respect only to Reference Rate Advances made, the Overnight Funds Rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Advances maintained as Reference Rate Advances shall take effect simultaneously with each change in the Reference Rate. The Agent shall give notice promptly to the Company and the Lenders of changes in the Reference Rate.

     "Reference Rate Advance" shall mean an advance in Dollars made available to
      ----------------------
the Company pursuant to Article 4.
                        ---------

     "Reference Rate Advance Request" shall mean a request for a Reference Rate
      ------------------------------
Advance made in accordance with Article 4 and substantially in the form of
                                ---------
Exhibit C.
---------

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors or any successor Person relating to reserve requirements imposed by the Federal Reserve System or any successor Person.

     "Regulation U" means Regulations G, U or X of the Board of Governors of the
      ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretation of said Board of Governors or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks imposed by the Federal Reserve System or any successor Person.

     "Regulatory Change" shall mean, with respect to any Lender, any change
      -----------------
after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law but compliance with which is expected) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Repayment Date" shall mean, in relation to any LIBOR Advance, the last day
      --------------
of the Term thereof specified in the applicable LIBOR Advance Request, and in relation to any Reference Rate Advance, the Commitment Termination Date.

     "Reserve Requirement" shall mean, for any LIBOR Advances, on the date of
      -------------------
such determination, the average maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period thereof under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement as to any Lender shall reflect any other reserves required to be maintained by such Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets which include either type of LIBOR Advance.

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to
                                         -- ---
time.

     "Revolving Advance" shall mean an advance by a Lender to the Company
      -----------------
pursuant to Articles 3 and 4 hereof, and refers to either a Reference Rate
            ----------     -
Advance or a LIBOR Advance.

     "Revolving Advance Request" shall mean any LIBOR Advance Request or
      -------------------------
Reference Rate Advance Request.

     "S&P" shall mean Standard & Poor's Ratings Group and any successor thereto
      ---
that is a nationally-recognized rating agency.

     "Sale-Leaseback Transaction" means an arrangement pursuant to which the
      --------------------------
Company or a Principal Subsidiary now owns or hereafter acquires a Principal Property, sells or transfers it to a Person, and rents or leases it back from the Person.

     "Stockholders' Equity" shall mean, as of the time any determination thereof
      --------------------
is to be made, the sum of the Company=s capital stock (which shall exclude treasury stock and any capital stock subject to mandatory redemption by the holder thereof) and additional paid-in capital plus retained earnings (minus
                                               ----                    -----
accumulated deficit), all as shown on the consolidated balance sheet of the Company and its Subsidiaries and based on GAAP as in effect on the date of such determination.

     "Subsidiary" shall mean any corporation of which at least a majority of the
      ----------
outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company and/or one or more of its Subsidiaries; "Wholly-Owned Subsidiary" shall mean any
                                         -----------------------
such corporation of which all of such shares, other than directors' qualifying shares, are so owned.

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "Tax Certificate" shall mean a certificate substantially in the form set
      ---------------
out in Exhibit D and duly signed by a Lender.
       ---------

     "Term Advance" shall mean an advance by a Lender to the Company pursuant to
      ------------
Article 5, and refers to either a Reference Rate Advance or a LIBOR Advance.
---------

     "Term" shall mean:  (i) in relation to any LIBOR Advance, the period from
      ----
its Drawdown Date until its Repayment Date as specified in the LIBOR Advance Request relating thereto; and (ii) in relation to any Reference Rate Advance, the period from its Drawdown Date until its Repayment Date; provided, however,
                                                            --------  -------
that if any Term would otherwise end on a day which is not a Business Day, such Term shall be extended to the next succeeding day which is a Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Term over into the next calendar month, in which case such Term shall end on the immediately preceding Business Day.

     "Total Capitalization" shall mean the sum, at the time outstanding and
      --------------------
without duplication, of (i) Total Debt, plus (ii) Stockholders' Equity.

     "Total Commitments" shall mean the aggregate from time to time of the
      -----------------
Lenders' Commitments.

     "Total Debt" shall mean on a consolidated basis for the Company and its
      ----------
Subsidiaries at any time a determination thereof is to be made, the sum without duplication of: (a) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar investments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Company and its Subsidiaries as a liability, and (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations.

     "Transfer Certificate" shall mean a certificate substantially in the form
      --------------------
set out in Exhibit F and duly signed by a Lender and a transferee.
           ---------

     "United States" or "U.S." means the United States of America, its fifty
      -------------      ----
States and the District of Columbia.

     "Voting Stock" shall mean, in respect of a business entity, stock of any
      ------------
class or classes, or equivalent interest, if the holders of the stock of such class or classes or equivalent interests, are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such contingency, but does not include stock of any class or classes the holders of which are entitled so to vote only upon the happening of a contingency.

     Section 1.2  Other References.  Any reference in this Agreement to:
                  ----------------

     (i) any of the "Company," the "Agent", the "Agents", the "Syndication Agent", the "Documentation Agent", the "Co-Agents" or the "Lenders" shall be construed so as to include their respective successors, permitted assigns and, in the case of the Lenders, transferees;

     (ii) a "Section" or "Exhibit" is a reference to a Section hereof or an Exhibit hereto;

     (iii) a "law" shall be construed to mean any law, including common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative or regulatory measure, in each case of any jurisdiction whatever;

     (iv) a statute shall be construed as a reference to such statute as amended or reenacted from time to time;

     (v) "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

     (vi) a time of day is, unless otherwise stated, a reference to New York, New York time.

     Section 1.3  Other Agreements.  Unless otherwise specified, any reference
                  ----------------
in this Agreement to another agreement shall be construed as a reference to that other agreement as the same may have been, or may from time to time be, amended or supplemented.

     Section 1.4  Headings.  Section and Exhibit headings are for ease of
                  --------
reference only.

     Section 1.5  Accounting Terms.  All accounting terms not specifically
                  ----------------
defined herein shall be construed in accordance with GAAP.

                                   ARTICLE 2

                                 THE FACILITY

     Section 2.1  Grant of Facility.  The Lenders hereby grant to the Company
                  -----------------
an advance facility, pursuant to which, and upon the terms and subject to the conditions herein set out, the Lenders agree from and including the Effective Date to but excluding the Commitment Termination Date, to make Revolving Advances to the Company. Within the limits of the Commitments and subject to the terms of this Agreement, the Company may borrow, prepay and reborrow pursuant to Article 2.
            ---------

     Section 2.2  Maximum Outstandings.  Subject to cancellation and reduction
                  --------------------
in accordance with the terms hereof, the maximum aggregate principal amount of the Facility which may be utilized at any time for Advances is $50,000,000. In no event shall the aggregate Advance Outstandings for all Lenders at any time exceed the principal amount of $50,000,000 or such lesser amount as from time to time may result from any reduction pursuant to Section 2.5 hereof, or for each
                                               -----------
Lender at any time exceed such Lender=s Commitment Proportion as in effect from time to time.

     Section 2.3  Term; Extension of Commitment Termination Date and
                  --------------------------------------------------
Commitments.
-----------

            (a) Subject to the terms and conditions hereof and provided that no Event of Default has occurred and is continuing, the total Commitments shall be available for a period commencing on the Effective Date and continuing through the Commitment Termination Date; provided that the Commitment
                                         --------
Termination Date, and concomitantly the total Commitments, may be extended for successive 364-day periods expiring on the date which is 364-days from the then scheduled Commitment Termination Date. If the Company shall request in a certificate of extension delivered to the Agent in form and substance acceptable to the Agent, at least 30 days, but no more than 45 days, prior to the then scheduled Commitment Termination Date that the

Commitment Termination Date be extended for 364-days from the then scheduled Commitment Termination Date, then the Agent shall promptly notify each Lender of such request and each Lender shall notify the Agent, at least 15 days, but not more than 30 days, after Lender's receipt of Agent's notice, whether such Lender, in the exercise of its sole discretion, will extend the Commitment Termination Date for such 364-day period. Any Lender which shall not timely notify the Agent whether it will extend the Commitment Termination Date shall be deemed to not have agreed to extend the Commitment Termination Date. No Lender shall have any obligation whatsoever to agree to extend the Commitment Termination Date. Any agreement to extend the Commitment Termination Date by any Lender shall be irrevocable

             (b)  If all Lenders notify the Agent pursuant to clause (a) of this
                                                              ----------
Section of their agreement to extend the Commitment Termination Date, then the Agent shall so notify each Lender and the Company, and such extension shall be effective without other or further action by any party hereto for such additional 364-day period. If any Lender fails to approve the extension of the Commitment Termination Date, the Company acknowledges that on the then scheduled Commitment Termination Date, the Commitments will terminate and, unless the Revolving Advances are converted to Term Advances pursuant to Article 5, the
                                                              ---------
Company shall repay in full all Obligations under the Loan Documents.

     Section 2.4  Nature of Lenders' Obligations.  The obligations of the
                  ------------------------------
Lenders hereunder are several and not joint and no Lender shall be responsible for the obligation or Commitment of any other Lender hereunder. Nothing herein constitutes a partnership, joint venture or other common purpose enterprise with respect to the relationship between the Lenders (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform its obligations hereunder shall not relieve any other Lender from its obligations hereunder, nor shall the Agent or any other Lender be liable for the failure by such Lender to perform its obligations hereunder. This Agreement is not intended to, and shall not be construed so as to, confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     Section 2.5  Changes in Commitments.  The Company shall have the right in
                  ----------------------
accordance with Section 7.1 hereof to terminate or reduce the amount of the
                -----------
Commitments at any time or from time to time to an amount not less than the Advance Outstandings, if any, at the effective date of such termination or reduction, upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 and, if more than $5,000,000, in integral multiples of $1,000,000) and shall be irrevocable and effective only upon receipt by the Agent. The Commitments once terminated or reduced may not be reinstated.

     Section 2.6  Fees.  The Company agrees to pay the fees set forth in this
                  ----
Section 2.6.  All such fees shall be non-refundable.
-----------

             (a)  Facility Fee.  The Company shall pay to the Agent, for the
                  ------------
account of each Lender, a facility fee on such Lender's Commitment, without regard to usage, for the period from and including the Effective Date to and excluding the date such Commitment is terminated, at a rate per annum equal to that set forth below opposite the Applicable Rating Level times such Lender's Commitment.

                    Applicable
                    Rating Level            Facility Fee
                    ------------            ------------
               ----------------------------------------------
                    Level I                            0.1000%
               ----------------------------------------------
                    Level II                           0.1250%
               ----------------------------------------------
                    Level III                          0.1500%
               ----------------------------------------------
                    Level IV                           0.1750%
               ----------------------------------------------
                    Level V                            0.2000%
               ----------------------------------------------

The accrued facility fee shall be payable in arrears on the Quarterly Dates and on the Maturity Date based on the average total Commitments during such period.

             (b)  Administrative Agency Fees.  The Company shall pay to the
                  --------------------------
Agent, for the Agent's own account, an administrative agency fee or such other fees as previously agreed to by the Company and the Agent in writing (as such writing may hereafter be amended, supplemented, restated or otherwise be modified or in effect).

     Section 2.7  Lending Offices.  The Advances of each type made by each
                  ---------------
Lender shall be made and maintained at such Lender's Facility Office for Advances of such type.

     Section 2.8  Prepayments.  The Company may prepay Advances, provided that
                  -----------
it shall give notice to the Agent (which shall promptly notify the Lenders) of such intended prepayment on or before 11:00 a.m. of the proposed date of prepayment in the case of Reference Rate Advances, or upon three Business Days' prior notice, in the case of LIBOR Advances, to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $5,000,000 and, if more than $5,000,000, in integral multiples of $1,000,000) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, and any amounts payable pursuant to Section 8.11 hereof in
                                                     ------------
connection therewith, shall be paid on the prepayment date.

     Section 2.9  Notes.  The Advances made by a Lender hereunder shall be
                  -----
evidenced by Notes payable to the order of such Lender. The Company hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's

Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the
          ----- ----
interest rate and Interest Period applicable to the Advances evidenced thereby. Such notations shall be conclusive and binding on the Company absent manifest error; provided, however, that the failure of any Lender to make any such
       --------  -------
notations shall not limit or otherwise affect any Obligations of any Company. Upon the written request of the Company, a Lender shall provide a written summary to the Company of the notations made on such Notes with respect to the Advances, if any, of such Lender.

     Section 2.10 Repayment.  With respect to Advances, the Company shall
                  ---------
repay the principal amount of (a) each Reference Rate Advance, on the Maturity Date and (b) each LIBOR Advance, on the earlier of (i) the last day of the Term for such Advance or (ii) the Maturity Date.

                                   ARTICLE 3

                                LIBOR ADVANCES

     Section 3.1  LIBOR Advance Requests.  Except as otherwise provided
                  ----------------------
herein, the Company may request the making of a LIBOR Advance in Dollars under the Facility prior to the Commitment Termination Date by the delivery to the Agent (which shall promptly notify the Lenders) no later than 11:00 a.m. on the third Business Day before the proposed Drawdown Date for such LIBOR Advance of a duly completed LIBOR Advance Request. Each LIBOR Advance Request delivered to the Agent pursuant to this Section 3.1 shall be irrevocable and shall specify:
                           -----------

            (i)   the proposed Drawdown Date;

            (ii) the principal amount of the proposed LIBOR Advance, which shall be (a) a minimum amount of $5,000,000 and, if more than $5,000,000, in additional integral multiples of $1,000,000; and (b) in any event not more than the Adjusted Available Facility Amount; and

            (iii) the Term of the proposed LIBOR Advance, which shall be a period of one, two, three or six months and shall have a Repayment Date occurring on or before the Maturity Date.

     Section 3.2  Making of LIBOR Advances.  If the Company requests a LIBOR
                  ------------------------
Advance in accordance with Section 3.1 hereof, then, on the proposed Drawdown
                           -----------
Date for such LIBOR Advance, and subject to Sections 8.8 and 8.10 hereof, each
                                            ------------     ----
Lender shall, no later than 1:00 p.m. on such Drawdown Date, make available to the Company in accordance with Section 6.2 hereof the amount of such Lender's
                               -----------
participation in such LIBOR Advance. The amount which each Lender shall be required to contribute to a LIBOR Advance shall be an amount equal to such Lender's Commitment Proportion of such LIBOR Advance; provided, however, that if
                                                      --------  -------
the amount of a Lender's Commitment is reduced in accordance with the terms hereof after the

Agent has received the LIBOR Advance Request for such LIBOR Advance, then such Lender's participation in such LIBOR Advance, and the amount of such LIBOR Advance, shall be reduced accordingly.

     Section 3.3  Interest on LIBOR Advances.  Each LIBOR Advance shall accrue
                  --------------------------
interest during its Term from and including the Drawdown Date to but not including the Repayment Date for such LIBOR Advance at the rate per annum equal to the sum of the Adjusted LIBOR Rate plus the Applicable Margin. The Company shall pay interest on the principal amount of each LIBOR Advance in arrears on the Repayment Date for such LIBOR Advance; provided, however, that if the Term
                                           --------  -------
of a LIBOR Advance is more than three months or 90 days, as the case may be, the Company shall pay interest on such LIBOR Advance quarterly in arrears, each such interest payment (except the last) payable on the last day of each three calendar month interval during the Term thereof and the last on the Repayment Date for such LIBOR Advance. The Agent shall notify the Company and the Lenders of its determination of the LIBOR Rate for each LIBOR Advance and the amount of interest due on the Repayment Date and on any quarterly payment date, if applicable, promptly after such determination has been made as herein set forth; provided, however, that the failure to give such notices shall in no way affect
--------  -------
the obligation of the Company to pay the amounts specified in this Section 3.3.
                                                                   -----------

                                   ARTICLE 4

                            REFERENCE RATE ADVANCES

     Section 4.1  Reference Rate Advance Requests.  Except as otherwise
                  -------------------------------
provided herein, the Company may request the making of Reference Rate Advances in Dollars prior to the Commitment Termination Date under the Facility by the delivery to the Agent (which shall promptly notify the Lenders) no later than 11:00 a.m. on such Business Day, of a duly completed Reference Rate Advance Request. Each Reference Rate Advance Request delivered to the Agent pursuant to this Section 4.1 shall be irrevocable and shall specify:
     -----------

             (i)  the proposed Drawdown Date; and

             (ii) the principal amount of the proposed Reference Rate Advance, which shall be: (a) a minimum amount of $5,000,000 and, if more than $5,000,000, in additional integral multiples of $1,000,000; and (b) in any event not more than the Adjusted Available Facility Amount.

Any Reference Rate Advance Request received after the deadline specified in this
Section 4.1 shall be deemed to have been received by the Agent as of 11:00 a.m.
-----------
on the following Business Day.

     Section 4.2  Making of Reference Rate Advances.  If the Company requests
                  ---------------------------------
a Reference Rate Advance in accordance with Section 4.1 hereof, then, on the
                                            -----------
proposed Drawdown Date for such Reference Rate Advance, each Lender shall, no later than 1:00 p.m. on such Drawdown Date, make available to the Company in accordance with Section 6.2 hereof the principal amount of such Lender's
                -----------
participation in such Reference Rate Advance and advise the Agent by telephone and telex or telefacsimile of the Federal Reserve Bank and the wire number effecting the transfer of such amount. The amount which each Lender shall be required to contribute to a Reference Rate Advance shall be an amount equal to such Lender's Commitment Proportion of such Reference Rate Advance; provided,
                                                                    --------
however, that if the amount of a Lender's Commitment is reduced in accordance
-------
with the terms hereof after the Agent has received a Reference Rate Advance Request, then such Lender's participation in such Reference Rate Advance, and the amount of such Reference Rate Advance, shall be reduced accordingly.

     Section 4.3  Interest on Reference Rate Advances.  Each Reference Rate
                  -----------------------------------
Advance shall accrue interest during its Term from and including the Drawdown Date to but not including the Repayment Date for such Reference Rate Advance at the rate per annum equal to the Reference Rate, as determined by the Agent on a daily basis during the Term of such Reference Rate Advance. The Company shall pay interest on the principal amount of each Reference Rate Advance in arrears on the Repayment Date for such Reference Rate Advance. The Agent shall notify the Company and the Lenders of the initial determination of the Reference Rate and of any changes thereto promptly after such determination has been made as provided herein.

     Section 4.4  Reference Rate Communication.  Each communication to be made
                  ----------------------------
by one Person to another pursuant to this Article 4 shall be made to that other
                                          ---------
Person at the telex or telefacsimile number and, as the case may be, telephone number identified with its signature below (or other such telephone or telex or telefacsimile number as such other Person shall by not less than five Business Days= notice to the Agent have specified for this purpose).

                                   ARTICLE 5

                                 TERM ADVANCES

     Section 5.1  The Term Advances.  On the Commitment Termination Date, all
                  -----------------
outstanding Revolving Advances shall, on and as of such date, be converted into a Term Advance by the Lenders to the Company in an unpaid principal amount equal to the amount of the outstanding Revolving Advances as of the Commitment Termination Date; provided that such conversion shall not occur if an Event of
                  -------------
Default or a Default shall have occurred and be continuing on the Commitment Termination Date. Upon the terms and subject to the conditions of this Agreement, the Company may elect on and after the Commitment Termination Date to designate Term Advances as Reference Rate Advances or LIBOR Advances. The Company shall repay the principal amount of each Term Advance consisting of a Reference Rate Advance or LIBOR Advance on the Maturity Date and, once repaid, may not be reborrowed (it being understood that Continuations of all or any part of the Term Advances pursuant to Section 5.2 shall not constitute repayment of such Term Advances).
   -----------

     Section 5.2  Continuation of Term Advances.  (a) So long as not otherwise
                  -----------------------------
prohibited hereunder, the Company may, by notice delivered in accordance with Subsection 5.2(b), Continue Term Advances consisting of LIBOR Advances in an
-----------------
aggregate principal amount of at least $5,000,000 as LIBOR Advances on the expiration date of the Interest Period with respect thereto; provided, that no
                                                             --------
Term Advances may be Continued as LIBOR Advances if a Default or Event of Default has occurred and is continuing.

     (b) In the event that the Company elects to Continue Term Advances under Subsection 5.2(a), the Company shall deliver written notice (each a "Notice of
-----------------                                                    ---------
Continuation") to the Agent not later than 11:00 A.M. (New York time) at least
------------
three Business Days in advance of a Continuation as LIBOR Advances. Each Notice of Continuation shall be by telecopier or other form of teletransmission, confirmed promptly in writing, in substantially the form of Exhibit B hereto,
                                                            ---------
specifying (i) the requested date of such Continuation (which shall be a Business Day), (ii) the aggregate principal amount of the Term Advances to be Continued, and (iii) the duration of the Interest Period to be applied thereto. Each notice of continuation shall be irrevocable and, once delivered, the Company shall be bound to Continue Term Advances in accordance therewith.

                                   ARTICLE 6

                        CURRENCY OF ACCOUNT AND PAYMENT

     Section 6.1  Claims in Dollars.  Each Lender agrees that, except as
                  -----------------
prohibited by the laws of the applicable jurisdiction, it shall express its claim in any action or suit against the Company or any judgment or order resulting therefrom in Dollars.

     Section 6.2  Accounts for Payment.  Unless otherwise expressly provided,
                  --------------------
all payments by the Company or any Lender to the Agent under this Agreement, the Notes or any other Loan Document shall be made, without setoff, deduction or counterclaim, in immediately available funds by the Company or such Lender to the Agent at the Payment Office.

     Section 6.3  Application of Payment.  Subject to Section 6.5 hereof, each
                  ----------------------              -----------
payment received by the Agent for the account of another Person pursuant to

Section 6.2 hereof shall:
-----------

            (i) in the case of a payment received for the account of the Company, be made available by the Agent to the Company by application on the date of receipt:

               (a) first, in or toward payment of any amount due from the Company hereunder (including without limitation, fees and amounts payable under Article 8) other than the amounts
                                          ---------
                    referred to in clause (b) to the Person for which such
                    amount is due; and

               (b) second, in or toward payment to the Lenders of such amount as is required to repay the Advances, including accrued interest thereon, which have fallen due, and if insufficient to pay all principal and interest then due thereon shall be applied first to payment of interest and then to principal; and

               (c) third, in payment to the Company's account number 064254 with Boston Safe Deposit and Trust Company at Boston, Massachusetts or such other account with such bank as the Company shall have previously notified in writing to the Agent for this purpose; and

            (ii) in the case of any other payment, promptly be made available by the Agent to the Person for whose account such payment was received (in the case of a Lender, for the account of its Facility Office) by transfer in like funds as received to such account of such Person with such bank, as such Person shall have previously notified in writing to the Agent for this purpose.

     Section 6.4  No Set-Off.  All payments made by the Company shall be made
                  ----------
free and clear of and without any deduction for or on account of any set-off or counterclaim or, except as otherwise provided in Section 8.1 hereof, any other
                                                 -----------
matter.

     Section 6.5  Actual Receipt.  Where a sum is to be paid hereunder to the
                  --------------
Agent for the account of another party hereto, the Agent shall not be obligated to make the same available to that other party hereto until it has been able to establish that it has actually received such sum, but if it does make the payment available and it proves to be the case that it had not actually received the sum it paid out, then, the party hereto to whom such sum was so made available shall on request ensure that the amount so made available is refunded to the Agent, and shall on demand indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum at a rate per annum equal to the Federal Funds Rate (or if the Person receiving such payment is the Company and such payment is an Advance, at the rate of interest to be borne by such Advance), and, with respect to any sums covered by a payment made pursuant to subsection 6.3(i)(a),
                                                          --------------------
this Section 6.5 shall apply as though the Company were the party hereto to whom
     -----------
such sum was so made available. In addition, if any party hereto shall in error receive any sum which should have been paid to any other party hereto, the receiving party shall immediately arrange through the Agent to remit such amount to the party entitled thereto with interest thereon at a rate per annum equal to the Federal Funds Rate if not remitted by the receiving party on the date received.

     Section 6.6  Default Interest.  The Company will pay to the Agent for the
                  ----------------
account of each Lender interest at the applicable Default Rate on any principal of any Advance made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Company hereunder to such Lender, which shall not be paid in full when due (whether at its stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Such interest shall be payable from time to time on demand of the Agent.

                                   ARTICLE 7

                       PRO RATA TREATMENT, COMPUTATIONS

     Section 7.1  Pro Rata Treatment.  Except to the extent otherwise provided
                  ------------------
herein and as set forth in Section 8.7 hereof:  (a) each borrowing from the
                           -----------
Lenders under Article 3 or 4 hereof shall be made from the Lenders, each payment
              ---------    -
of facility fee under Section 2.6 hereof shall be made for the account of the
                      -----------
Lenders, and each termination or reduction of the amount of the Commitments under Section 2.5 hereof shall be applied to the Commitments of the Lenders, pro
      -----------
rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Advances by the Company shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Advances held by the Lenders and then due and payable or then being partially repaid; and (c) each payment of interest on Advances by the Company shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

     Section 7.2  Computations.  Interest on LIBOR Advances shall be computed
                  ------------
on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Reference Rate Advances and the facility fee shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                                   ARTICLE 8

                    TAXES, YIELD PROTECTION AND ILLEGALITY

     Section 8.1  Withholding.  Each payment to be made by the Company
                  -----------
hereunder or in connection herewith to any other party hereto shall be made free and clear of and without deduction or withholding for or on account of any tax, reserve, levy or duty of, or imposed by, any governmental or taxing authority of or in the United States or any political subdivision thereof, excluding, in the case of each Lender and the Agents, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Facility Office or any political subdivision thereof; unless the Company is required by law to make such a payment subject to the deduction or withholding of such tax, in which case the amount payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such other party receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the amount which it would have received and so retained had no such deduction or withholding been made or required to be made; provided, however,
                                                           --------  -------
that the Company shall not be required to pay any additional amount on account of any tax of, or imposed by, the federal government of the United States pursuant to this Section to any Lender which (i) is not entitled, on the date this Agreement is signed (or, in the case of a transferee, on the date on which it signed the relevant Transfer Certificate, in the case of an assignee of a Lender, on the date on which the assignment became effective), to submit (a) a valid United States Internal Revenue Service Form 1001 or any successor form thereto ("Form 1001") relating to such Lender and entitling it to a complete exemption from deduction or withholding on all amounts to be received by such Lender, including fees, pursuant to this Agreement, or (b) a valid United States Internal Revenue Service Form 4224 or any successor form thereto ("Form 4224") relating to such Lender and entitling it to receive all amounts, including fees, pursuant to this Agreement without deduction or withholding, or (c) a certification substantially in the form of the Tax Certificate, so as to meet its obligation to submit such form or other certification pursuant to
Section 8.2 hereof, or (ii) shall have failed to submit such form or other
-----------
certification which it is required to deliver pursuant to Section 8.2 hereof and
                                                          -----------
entitled to file under applicable law. Any such additional amounts payable by the Company shall be deemed an obligation of the Company hereunder.

     Section 8.2  Tax Forms.  Each of the Lenders hereby agrees, upon request
                  ---------
of the Company:

             (i within 30 days of the date hereof or, if later, by the date upon which the first utilization of the Facility is made, to deliver to the Company, the Agent and any other Person specified by the Company as a Person making a payment of any amount due hereunder (a "Withholding Agent"), one or more of the following, as is applicable:

                  (a two accurate and complete original signed copies of Form 4224; or

                  (b two accurate and complete original signed copies of Form 1001; or

                  (c a signed certificate substantially in the form of the Tax Certificate; and

            (ii thereafter and from time to time (and, in particular, but without limitation, not later than the date of the transfer or assignment to it becoming effective, each transferee and each assignee or successor of a Lender agrees) to the extent entitled, to submit to the Company, the Agent and any other Withholding Agent such additional duly completed and signed copies of one or the other of Form 4224 or Form 1001 (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) or, to the extent entitled, of such a certification as may be notified by the Company to such Lender and required under then current United States law or regulations to avoid United States Federal withholding taxes on payments in respect of all amounts to be paid by the Company and received by such Lender pursuant to this Agreement.

     Section 8.3  Tax Receipts.  If at any time the Company is required by law
                  ------------
to make any deduction or withholding from any amount payable by it hereunder or in connection herewith (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Company shall promptly notify the Agent and each affected Lender thereof.
If the Company makes any payment hereunder or in connection herewith in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall promptly deliver to the Agent a receipt issued by such authority (or other evidence reasonably satisfactory to the Agent) evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

     Section 8.4  Change in Law.  If as a result of (a) any change in law, or
                  -------------
in its interpretation or administration by any authority charged with the interpretation or administration thereof, occurring after the date hereof or (b) compliance with any request from or requirement of any governmental authority, central bank or other fiscal, monetary or other comparable regulatory authority (including, without limitation, any reserve or special deposit requirements imposed by the Board of Governors of the Federal Reserve System or any other authority referred to above), which request or requirement is first made or imposed after the date hereof:

            (i any Lender incurs a cost or increase in cost as a result of its having entered into or performing its obligations under this Agreement, including its making, funding or maintaining all or any part of its Commitment or any Advance; or

            (ii any Lender becomes liable to make any payment (other than a tax which is a capital or franchise tax or is imposed on the net income of such Lender) on or calculated by reference to the amount of Advances made or to be made by it and/or any sum receivable by it hereunder; or

            (iii there is a reduction in the amount of any sum received or receivable by any Lender in connection with its making any Advances hereunder,

then the Company shall from time to time upon demand by the Agent at the request of any Lender in accordance with Section 8.7 hereof pay to the Agent for the
                                 -----------
account of such Lender amounts sufficient to indemnify such Lender against, as the case may be, (i) such cost or increased cost (or such proportion of such cost or increased cost as is in the reasonable opinion of that Lender attributable to its making, funding or maintaining its Commitment or any Advance), (ii) such liability or (iii) such reduction. Such amounts may be determined by using any reasonable averaging and attribution methods.

     Section 8.5  Capital Adequacy.  If after the date hereof, any Lender
                  ----------------
shall have determined that (i) the adoption or implementation of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or its Facility Office) with any direction, requirement or request regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's policies with respect to capital adequacy and such Lender's desired return on capital) determines (which determination, absent manifest error, shall be binding and conclusive on all parties) that the amount of such capital is increased, or its rate of return on capital is reduced to a level below that which such Lender could have achieved but for such adoption, implementation or compliance, as a consequence of such Lender's obligations under this Agreement, then, upon demand by such Lender through the Agent and in accordance with

Section 8.7 hereof, the Company shall immediately pay to the Agent for the
-----------
account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase or reduction.

     Section 8.6  Regulation D.  If as a result of Regulation D of the Board
                  ------------
of Governors of the Federal Reserve System, as in effect from time to time on and after the date of this Agreement, or in the application, interpretation or administration thereof by such Board of Governors, there shall be any increased cost to any Lender in connection with maintaining all or any part of its obligations and Commitment hereunder or of making, funding or maintaining all or part of any Advance made or to be made, then the Company shall, from time to time, upon demand by such Lender (through the Agent) in accordance with Section
                                                                        -------
8.7 hereof, pay to the Agent for the account of such Lender additional amounts
---
sufficient to indemnify such Lender against such cost. The amounts of any such costs shall be determined by such Lender in good faith on a basis that allocates the cost incurred by such Lender in connection with the making, funding or maintaining of advances made by such Lender to any borrowers, and resulting from such Lender's compliance with such Regulation D, ratably among such borrowers.

     Section 8.7  Notice of Claim.  A Lender intending to make a claim
                  ---------------
pursuant to Sections 8.4, 8.5 or 8.6 hereof shall deliver to the Company through
            ------------  ---    ---
the Agent, promptly after becoming aware of the circumstances giving or which shall give rise to the claim, notice of the Lender's intention to make a claim, specifying the event by which it is or shall be entitled to make such claim and setting out in reasonable detail the expected basis and computation of such claim. In the case of a cost, increased cost, liability or reduction in amounts received or receivable incurred as described in Section 8.4 or 8.5 hereof, such
                                                -----------    ---
Lender may make a claim on the Company through the Agent for such cost, increased cost, liability or reduction, which claim shall include a certificate setting forth in reasonable detail the basis and computation of the claim and such evidence substantiating the claim as may be reasonably available to such Lender. In the case of a cost, increased cost or liability incurred as described in Section 8.6 hereof, such Lender may make a claim on the Company
             -----------
through the Agent for such cost, increased cost or liability, which claim shall be determined in accordance with the last sentence of Section 8.6 hereof; and
                                                      -----------
the Company shall promptly indemnify such Lender through the Agent for the amount claimed from and as the date such cost, increased cost or liability is incurred. If any Lender is owed increased costs under Section 8.4, 8.5 or 8.6
                                                       -----------  ---    ---
above, the Company may, at its sole expense and effort (unless such Lender withdraws its request for additional compensation), if no Default then exists,
(a) replace such Lender with another commercial bank reasonably acceptable to the Agent provided that (i) the obligations of the Company owing to the Lender being replaced (including such increased costs) shall be paid in full to such Lender concurrently with such replacement, (ii) the replacement commercial bank shall execute a document satisfactory to the Agent pursuant to which it becomes a party hereto with a Commitment equal to that of the Lender being replaced and shall make Advances in the aggregate principal amount equal to the aggregate outstanding amount of the Advances of the Lender being replaced, and (iii) upon such execution of such documents referred to in clause (ii) and the payment of amounts referred to in clause (i), the replacement commercial bank shall constitute a "Lender" hereunder with a Commitment as so specified and the Lender being so replaced shall no longer constitute a "Lender" hereunder except with respect to such provisions hereunder which by their terms survive the termination of the Agreement, or (b) terminate the Commitment of such Lender provided that (i) the obligations of the Company owing to the Lender being terminated (including such increased costs) shall be paid in full to such Lender concurrently with such termination, (ii) the Total Commitments shall be reduced by the Commitment of the terminated Lender, (iii) the Commitment Proportion of each Lender shall be recalculated in accordance with the reduced Total Commitments, and (iv) the Lender being so terminated shall no longer constitute a "Lender" hereunder except for purposes of the provision which by their terms survive the termination of this Agreement.

     Section 8.8  Illegality.  Notwithstanding any other provision of this
                  ----------
Agreement, if any Lender shall determine (which determination shall, upon notice thereof to the Company and the other Lenders, be conclusive and binding on the Company) that the introduction of or any change in or in the interpretation of any law makes it unlawful or any central bank or other governmental authority asserts that it is unlawful for such Lender or its Facility Office to honor its obligation to make or maintain LIBOR Advances hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender=s obligation to make LIBOR Advances shall be suspended until such time as such Lender may again make and maintain such type of LIBOR Advances (in which case the provisions of Section 8.9 hereof shall be
                                                   -----------
applicable).

     Section 8.9  Reference Rate Advances pursuant to Section 8.8.  If the
                  -----------------------------------------------
obligation of any Lender to make LIBOR Advances shall be suspended pursuant to
Section 8.8 hereof (Advances of such type being herein called "Affected
-----------                                                    --------
Advances"), all Advances which would otherwise be made by such Lender shall be made instead as Reference Rate Advances (and, if an event referred to in Section
                                                                         -------
8.8 hereof has occurred and such Lender so requests by notice to the Company
---
with a copy to the Agent, all Advances of such Lender then outstanding shall be automatically converted into Reference Rate Advances on the date specified by such Lender in such notice) and, to the extent that Affected Advances are so made as (or converted into) Reference Rate Advances, all payments of principal which would otherwise be applied to such Lender's Affected Advances shall be applied instead to its Reference Rate Advances.

     Section 8.10 Market Disruption.  If, in relation to any LIBOR Advance,
                  -----------------
the Agent is unable to make the determination of the LIBOR Rate applicable thereto required to be made by it as provided herein because (i) none of Telerate Page 3750 or any successor or similar service is available or the failure or inability of at least two of the Reference Lenders to supply the quotation necessary to make such determination, or (ii) if the Majority Lenders determine (which determination, absent manifest error, shall be binding and conclusive on all parties) that LIBOR for any Interest Period for a requested Advance will not adequately reflect the cost to the Lenders of making, funding or maintaining an Advance with interest based on such rates for such Interest Period, then the Agent shall notify the Company and the Lenders that the Agent is unable to make such determination and the reasons therefor by telephone or in writing no later than 11:30 a.m. on the Drawdown Date therefor. If a LIBOR Advance was requested, the Reference Rate shall be applicable to such LIBOR Advance, commencing on the Drawdown Date therefor, unless the Company, no later than 10:00 a.m. on such date, shall revoke such Advance Request.

     Section 8.11 Compensation.  The Company shall pay to the Agent for the
                  ------------
account of each Lender, upon the written request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender reasonably determines is attributable to:

            (a    any payment or conversion of a LIBOR Advance made by such
     Lender on a date other than the last day of the Interest Period for such LIBOR Advance; or

            (b    any failure by the Company to borrow a LIBOR Advance from such
     Lender on the date for such borrowing specified in the relevant LIBOR Advance Request given pursuant to Section 3.2 hereof.
                                       -----------

Without limiting the effect of the preceding sentence, with respect to LIBOR Advances, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted or not borrowed for the period from the date of such payment, conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender). Notwithstanding the foregoing, the amount payable to any Lender under this Section shall exclude, in the case of any prepayment or conversion pursuant to
Section 8.8 or 8.9 hereof, the Applicable Margin.
-----------    ---

                                   ARTICLE 9

                             CONDITIONS PRECEDENT

     Section 9.1  Closing.  The first Advance Request may not be given unless
                  -------
the Agent has received all of the following documents (with copies for the Lenders of all items except articles of incorporation and bylaws), each of which shall be in form and substance satisfactory to the Agent and its counsel and shall be delivered to the Agent on or prior to the date of the execution of this
Agreement:

            (a    Certified copies of the articles of incorporation and bylaws of the Company and all corporate action taken by the Company approving this Agreement and borrowings by the Company hereunder (including, without limitation, a certificate setting forth the resolutions of the board of directors of the Company adopted in respect of the transactions contemplated hereby).

            (b    A certificate of the Company in respect of each of the
officers (with specimen signatures) (i) who is authorized to sign this Agreement, the Notes, the other Loan Documents, or the Advance Request on behalf of the Company and (ii) who shall, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Agents and each Lender may conclusively rely on such certificates until they receive notice in writing from the Company to the contrary.

            (c    A certificate of a senior officer of the Company to the effect that (i) the representations and warranties made by the Company in Article 10
                                                                   ----------
hereof are true on and as of the date of this Agreement, (ii) the Company is not in default in performance of any of its covenants in Article 11 to the extent
                                                     ----------
they are to have been performed as of such date, (iii) no Material Adverse Effect has occurred since December 31, 1998 and is continuing, and (iv) no Default has occurred and is continuing as of the date of this Agreement.

            (d    Written opinions of the Counsel for the Company acceptable to the Agent, addressed to the Agents and the Lenders in substantially the form of Exhibit E hereto, with such modifications, additions, alterations, exceptions,
---------
assumptions and provisions as shall be acceptable to the Agent.

            (e    The Notes, duly executed by the Company, payable to the order of each of the Lenders.

            (f    Certificates of good standing for the Company from California,
Oregon, Washington and Idaho.

            (g    A copy of the Amended and Restated Credit Agreement, duly
executed by all parties thereto.

            (h    The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 2.6 and 14.5.
                    ------------     ----

            (i    Such other instruments and documents as any of the Agent or its counsel may have reasonably requested.

     Section 9.2  Initial and Subsequent Advances.  The obligation of each
                  -------------------------------
Lender to make Advances to the Company upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, as of the date of such Advances and after giving effect thereto: (a) the principal amount of the proposed Advances is not more than the Available Facility Amount at such time;
(b) no Default shall have occurred and be continuing; (c) the representations and warranties contained in Sections 10.1, 10.4, 10.5, 10.6, 10.7, 10.9 and
                            -------------  ----  ----  ----  ----  ----
10.11 are true and correct as of the date of such borrowing except for changes
-----
reflecting transactions permitted by this Agreement; (d) no authorizations, approvals or consents of, and no filings or renegotiations with, any governmental or regulatory authority or agency are necessary for the incurring of obligations in connection with such Advances, other than approvals which have been duly obtained and are in full force and effect; and (e) the incurring of obligations in connection with such Advances does not conflict with or result in a breach of any applicable law or regulation, or any order, writ, injunction or decree of any court or regulatory authority.

                                  ARTICLE 10

                        REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agents and the Lenders that:

     Section 10.1  Corporate Existence.  Each of the Company and its active
                   -------------------
Subsidiaries: (a) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except where failure to have such governmental licenses, authorizations, consents and approvals would not have a Material Adverse Effect and; (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

     Section 10.2  Financial Condition.  As of the Effective Date, the
                   -------------------
consolidated balance sheet and statement of consolidated capitalization of the Company and its consolidated Subsidiaries as at December 31, 1998 and the related statements of consolidated income, cash flows and common stock equity, with the opinion thereon of Arthur Andersen, L.L.P., heretofore furnished to each of the Lenders, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries as at said date and the consolidated results of their operations and cash flows for the fiscal year ended on said date, in conformity with GAAP. Neither the Company nor any of its Subsidiaries had on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements as at said date. There has been no Material Adverse Effect since December 31, 1998 except as disclosed in the 1934 Act Reports.

     Section 10.3  Litigation.  As of the Effective Date and except as
                   ----------
disclosed in the 1934 Act Reports or in writing to the Agents and the Lenders, there are no legal or arbitral proceedings or investigations, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which (i) the Company would be required to disclose in any 1934 Act Report or (ii) would have a Material Adverse Effect.

     Section 10.4  No Breach.  None of the execution and delivery of this
                   ---------
Agreement, the Notes, and the other Loan Documents, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof conflict with or result in a breach of, or require any consent under, the articles of incorporation or bylaws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject that is material to the Company and its Subsidiaries, taken as a whole, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

     Section 10.5  Corporate Action.  The Company has all necessary corporate
                   ----------------
power and authority to execute, deliver and perform its obligations under the Agreement, the Notes and the other Loan Documents; and the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary corporate action on its part; and this Agreement, the Notes and the other Loan Documents have been duly and validly executed and delivered by the Company and constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except
(a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, and (b) as enforceability thereof may be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     Section 10.6  Approvals.  No authorizations, approvals or consents of,
                   ---------
and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement, the Notes or the other Loan Documents or for the validity or enforceability thereof other than any filings which may hereafter be required to be made in the future, the failure to make which shall not render this Agreement invalid.

     Section 10.7  Margin Stock.  Neither the Company nor any of its
                   ------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Advance hereunder shall be used to acquire or carry any margin stock or margin securities or extend credit to others for such purpose.

     Section 10.8  ERISA.  As of the Effective Date, the Company and each of
                   -----
its Subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respect with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

     Section 10.9  Pari Passu Status.  Under applicable laws in force at the
                   -----------------
date hereof, the claims and rights of the Lenders against the Company under this Agreement, the Notes or the other Loan Documents shall not be subordinate to, and shall rank at least pari passu in all
                        ---- -----
respects with, the claims and rights of any other holders of unsecured indebtedness of the Company.


     Section 10.10  Environmental Matters.  As of the Effective Date and
                    ---------------------
except as disclosed in the 1934 Act Reports, the Company is in compliance with applicable Environment Laws except for such non-compliance as could not have a Material Adverse Effect.

     Section 10.11  Year 2000 Matters.  Any reprogramming required to permit
                    -----------------
the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Company or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied to the Company by others), and the testing of all such systems and other equipment as so reprogrammed, will be completed as specified in the Company's Year 2000 Readiness Disclosure. The costs to the Company and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

                                  ARTICLE 11

                           COVENANTS OF THE COMPANY

     The Company agrees with the Agents and each Lender that so long as any of the Commitments are in effect and until payment in full of all Advances hereunder (other than pursuant to any continuing indemnification obligations under this Agreement), all interest thereon and all other amounts payable by the Company hereunder, the Company will perform the obligations set forth in this
Article 11:
----------

     Section 11.1  Financial Statements.  The Company shall deliver to the
                   --------------------
Agent, with sufficient copies for each Lender:

               (a as soon as available and in any event within 90 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income and cash flows, for the respective three, six or nine months then ended, set forth in the Company's quarterly reports on Form 10-Q (or any other report substituted therefor that contains substantially the information required to be contained in such reports on the date hereof): any report other than a report filed with the Securities and Exchange Commission shall be accompanied by a certificate of a financial or accounting officer of the Company, which certificate shall state that said financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries in conformity with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and provided that certain footnote disclosure and other details required to be included in financial statements prepared in conformity with GAAP but not normally included in interim, unaudited financial statements need not be included in such interim financial statements);

          (b   as soon as available and in any event within 120 days after the end of each fiscal year of the Company, statements of consolidated income, cash flows and common stock equity and preferred stock, if any, of the Company and the consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

          (c   promptly upon their becoming available, and in any event within fifteen (15) days after the filing thereof with any securities exchange or the Securities and Exchange Commission or any successor agency, one copy of each financial statement, report, notice or proxy statement sent by the Company, any Subsidiary or any other Affiliate controlled by the Company to its public shareholders, and of each regular or periodic report and any registration statement (other than such reports and registration statements pertaining solely to employee benefits, dividends, reinvestment and corporate plans), prospectus or written communication in respect thereof filed by the Company, any Subsidiary or any other Affiliate controlled by the Company with any such securities exchange or the Securities and Exchange Commission or any successor agency;

          (d   as soon as practicable, and in any event within thirty (30) days after any of the events or conditions specified below with respect to any Plan or Multiemployer Plan shall have occurred or exist with respect to any Plans, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or any of its Subsidiaries proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or any of its Subsidiaries with respect to such event or condition):

               (i any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
                    Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with
                    Section 412(d) of the Code);

               (ii a contribution failure sufficient to give rise to a lien under Section 302(f) of ERISA;

               (iii the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

               (iv the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any of its Subsidiaries of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (v the complete or partial withdrawal by the Company or any of its Subsidiaries under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any of its Subsidiaries of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

               (vi the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any of its Subsidiaries to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (e   promptly after a vice president, the President or the Chairman of the Board of the Company knows that any Default has occurred, a notice of such Default, describing the same in reasonable detail;

          (f   no later than ten (10) Business Days after the date of
promulgation thereof by such Rating Agency, notice of any change in rating by any Rating Agency in respect of the Company's unsecured long-term debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by such Rating Agency; and

          (g   from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company shall furnish to the Agent, with sufficient copies for each Lender, at the time it furnishes each set of financial statements pursuant to paragraph
(a) or (b) above, a certificate of a financial or accounting officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Section 11.5 hereof as of
                                                       ------------
the end of the respective fiscal quarter or fiscal year.

     Section 11.2  Corporate Existence, Etc.  (a) The Company shall, except as
                   ------------------------
otherwise permitted under Section 11.4, preserve and maintain its corporate
                          ------------
existence, and (b) the Company shall, and shall cause each of its active Subsidiaries to: (i) preserve and maintain all of its material rights, privileges and franchises, except to the extent that in the opinion of the Company preservation and maintenance of any such material right, privilege or franchise are not necessary for the operation of the Company's business; (ii) comply with the requirements of all applicable laws (including, without limitation, Environmental Laws), rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, except for any failure to comply with the requirements of any such applicable law, rule, regulation or order which is being contested in good faith and by proper actions or proceedings and against which adequate reserves are being maintained to the extent required under GAAP;
(iii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper actions or proceedings and against which adequate reserves are being maintained to the extent required under GAAP; (iv) maintain all of its material properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that in the opinion of the Company any such property is not necessary for the operation of the Company's business; (v) permit representatives of any Lender or the Agent, during normal business hours and on reasonable advance notice, to examine its books and records and to make copies and extracts therefrom, to inspect its properties (subject to reasonable safety and security procedures of the Company), and to discuss its business and affairs with its officers (subject to any reasonable proprietary and confidentiality agreements of or binding upon the Company and its Subsidiaries), all to the extent reasonably requested by such Lender or the Agent (as the case may be); and (vi) maintain, with financially sound and reputable insurers, insurance with respect to all property and business of a character usually insured by corporations engaged in the same or similar business similarly situated against such liabilities, casualties, risks and contingencies and in such types and amounts as customary in the case of corporations engaged in the same or similar business similarly situated.

     Section 11.3  Use of Proceeds.  The Company shall use the proceeds of the
                   ---------------
Advances hereunder solely for its general corporate purposes, including liquidity support for commercial paper of the Company, in compliance with all applicable legal and regulatory requirements. Neither the Company nor any of its Subsidiaries shall engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U) and no part of the proceeds of any Advance hereunder shall be used to acquire or carry any margin stock.

     Section 11.4  Mergers.  The Company will not, and will not permit any of
                   -------
its Subsidiaries to, consolidate with or merge into or with any Person, except that: (i) the Company or any of its Subsidiaries may consolidate or merge with the Company or another of the Company's Subsidiaries (provided that, in any such merger or consolidation to which the Company is a party, the Company shall be the surviving entity) and (ii) the Company or any of its Subsidiaries may consolidate or merge with any other Person if the Company, or one of its Subsidiaries is the surviving entity and such survivor shall continue to own and operate the Company's business and, after giving effect to a consolidation or merger pursuant to clause (i) or (ii), no Default shall have occurred and be continuing.

     Section 11.5  Debt to Capitalization.  The Company shall not permit the
                   ----------------------
ratio of Total Debt of the Company and the consolidated Subsidiaries to Total Capitalization to exceed 70% at any time throughout the term hereof.

     Section 11.6  Pari Passu Status.  The Company will ensure that the claims
                   -----------------
and rights of the Lenders against it under this Agreement will not be subordinate to, and will rank at all times at least pari passu with, the claims
                                                    ---- -----
and rights of all other holders of its unsecured indebtedness.

     Section 11.7  Asset Dispositions, etc.  The Company and its Subsidiaries,
                   -----------------------
taken as a whole, will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance is (a) in the ordinary course of its business or is permitted by
Section 11.4; or (b) a sale, transfer or conveyance of Permitted Receivables
------------
pursuant to a Permitted Receivables Purchase Facility.

     Section 11.8  Limitation on Debt Secured by Mortgages.
                   ---------------------------------------

             (a    The Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt if such Debt is secured by a mortgage, pledge, security interest or lien (any mortgage, pledge, security interest or lien being hereinafter in this Section 11.8 referred to as a
                               ------------

"mortgage" or "mortgages") upon any Principal Property of the Company or of any
 --------      ---------
Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereinafter acquired), without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such Debt, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Principal Subsidiary ranking equally with the Notes then outstanding and existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restriction shall not apply to Debt
      --------  -------
secured by:

               (i   mortgages on property acquired, constructed or improved by the Company or any Principal Subsidiary after the Effective Date which are created or assumed contemporaneously with, or within 270 days after such acquisition (or, in the case of property constructed or improved, within 270 days after the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or cost of such construction or improvement; provided, that if a commitment to so finance
                                  --------
     such a payment is obtained prior to or within such 270-day period and the related mortgage is created within 90 days after the expiration of such 270-day period, the applicable mortgage shall be deemed to be included in this clause (i), provided, further, that in the case of any such
                      --------  -------
     construction or improvement the mortgage shall not apply to any property theretofore owned by the Company or any Subsidiary, other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

               (ii mortgages on any property existing at the time of acquisition thereof (including mortgages on property acquired from a person which is consolidated with or merged with or into the Company or a Subsidiary) and mortgages outstanding at the time any Person becomes a Subsidiary;

               (iii mortgages in favor of the Company or any Principal
     Subsidiary;

               (iv mortgages in favor of the United States, any State or the District of Columbia, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; and

               (v   any extension, renewal or replacement (or successive
     extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (i) to (iv), inclusive; provided, however, that the
                                               --------  -------
     principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

          (b   In addition to Debt secured by mortgages permitted under
subsection (a) of this Section 11.8, the Company or any Principal Subsidiary may
                       ------------
issue, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restriction, without equally and ratably securing the Notes, in an aggregate amount which, together with all other such Debt under this subsection (b) and the Attributable Debt in respect of Sale-Leaseback Transactions under subsection (d) of Section 11.9, but excluding Debt incurred
                                     ------------
pursuant to a sale, transfer or conveyance of Permitted Receivables pursuant to a Permitted Receivables Purchase Facility, does not exceed 15% of Net Tangible Assets, as shown on or derived from a consolidated balance sheet, as of a date not more than 90 days prior to the proposed transaction, prepared by the Company in accordance with GAAP.

     Section 11.9  Limitation on Sale-Leaseback Transactions. The Company
                   -----------------------------------------
shall not, and shall not permit any Principal Subsidiary to, enter into a Sale-Leaseback Transaction unless:

          (a   the lease has a term, calculated by including lessee renewal rights, of three (3) years or less;

          (b   the lease is between the Company and a Principal Subsidiary or between Principal Subsidiaries;

          (c   the Company or a Principal Subsidiary under Section 11.8(a) could
                                                           ---------------
issue, assume or guarantee secured Debt;

          (d   the Company or a Principal Subsidiary under Section 11.8(b) could
                                                           ---------------
issue, assume or guarantee secured Debt in an amount at least equal to the amount of the Attributable Debt for the lease without equally and ratably securing the Notes;

          (e   the Company or a Principal Subsidiary within 180 days of the effective date of the Sale-Leaseback Transaction retires Debt of the Company or a Principal Subsidiary (other than such Debt owed to any Principal Subsidiary) at least equal in amount to the Attributable Debt for the lease or purchases property that will constitute Principal Property for an amount at least equal to the Attributable Debt for the lease. The Company or a Principal Subsidiary may not receive credit for retirement of Debt that is subordinated to the Notes or that is effected by payment at maturity; or

          (f   the Majority Lenders shall have consented to such Sale-Leaseback
Transaction (which consent shall not be unreasonably withheld).

     Section 11.10  Limitation on Advances.  Notwithstanding the amount of the
                    ----------------------
Commitments, the Company shall not permit, at any time throughout the term hereof, outstanding Advances plus outstanding commercial paper to exceed the amount authorized by the Board of Directors of the Company from time to time.

                                  ARTICLE 12

                               EVENTS OF DEFAULT

     If one or more of the following events (herein called "Events of Default")
                                                            -----------------
shall occur and be continuing:

          (a   The Company shall default in the payment when due (i) of any principal of any Advance (and such default shall continue unremedied for a period of two (2) Business Days), or (ii) of any interest on any Advance or any fees payable by the Company hereunder or in connection herewith, or of any other monetary Obligation (and such default shall continue unremedied for five (5) Business Days); or

          (b   A default or event of default shall occur under the Amended and
Restated Credit Agreement; or

          (c   Indebtedness of the Company or any of its Subsidiaries shall not be paid when due or is accelerated by the holders thereof, the total amount of such unpaid or accelerated Indebtedness exceeds $50,000,000, and such default is continuing; or

          (d   Any material representation or warranty made or deemed made herein by the Company under this Agreement, or any certificate furnished by the Company to any Lender or the Agents pursuant to the provisions hereof, shall prove to have been incorrect in any material respect as of the time made or furnished if such material representation or warranty or such certificate (i) results in a Material Adverse Effect or (ii) could result in a Material Adverse Effect; provided, however, that no incorrectness in any such representation or
        --------  -------
warranty or certificate to the extent pertaining to litigation or ERISA matters shall result in a Default; or

          (e   The Company shall default in the performance of any of its obligations under Section 11.1(e) hereof (to the extent such default relates to
                  ---------------
a Default arising from a breach of clause (a) or (b)(vi) of Section 11.2 or
                                                            ------------
Sections 11.3 through 11.10 hereof, or from a breach of clause (b)(ii) of
-------------         -----
Section 11.2, which breach in all cases has come to the attention of a vice
------------
president, the President or the Chairman of the Board of the Company), or Sections 11.4 or 11.10 hereof; or the Company shall default in the performance
----------------------
of any of its obligations under Sections
                                --------

11.6 through 11.9 hereof and such default shall continue unremedied to the
----         ----
satisfaction of the Majority Lenders for a period of ten (10) days after notice thereof to the Company by either the Agent or any Lender (through the Agent); or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (f   The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property under any bankruptcy, insolvency or similar laws, (ii) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

          (g   A case or other proceeding shall be commenced (including
commencement of such case or proceeding by way of service of process on the Company or a Subsidiary), without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its bankruptcy, insolvency, reorganization, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets under any bankruptcy, insolvency or similar laws, or (iii) similar relief in respect of the Company or one of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, or composition or readjustment of debts, and such case shall continue undismissed and unstayed and in effect for a period of 45 days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of 45 days; or an order for relief against the Company shall be entered in an involuntary case under such Bankruptcy Code; or

          (h   A judgment or judgments for the payment of money in excess of
$50,000,000 in the aggregate shall be entered by a court or courts against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and in any event not later than the date of any proposed sale or levy thereunder and the Company or the relevant Subsidiaries shall not, within such period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 11.1(d) hereof shall
                                                 ---------------
occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any of its Subsidiaries shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in an aggregate amount exceeding $30,000,000, which amount is payable while this Agreement is in effect;

THEREUPON, (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Article 12, the Agent shall, upon request of the
                          ----------
Majority Lenders, by notice in writing to the Company, cancel the Commitments and/or declare the principal amount then outstanding of and the accrued interest on the Advances and all other amounts payable by the Company hereunder to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Article 12, the Commitments shall be automatically canceled and the principal
----------
amount then outstanding of, and the accrued interest on, the Advances and all other amounts payable by the Company hereunder shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. The rights of the Agents and the Lenders provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.

                                  ARTICLE 13

                                  THE AGENTS

     Section 13.1  Appointment, Powers and Immunities.  Each Lender hereby
                   ----------------------------------
irrevocably appoints and authorizes the Agent to act as its administrative agent, the Syndication Agent to act as syndication agent, the Documentation Agent to act as documentation agent, and the Co-Agents to act as co-agents, under and for purposes of this Agreement, the Notes and the other Loan Documents with such powers as are specifically delegated to the Agents by the terms of this Agreement, the Notes and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agents (which term as used in this sentence and in Section 13.5 hereof and the first sentence of Section 13.6
                     ------------                                  ------------
hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, the Notes and the other Loan Documents, and shall not by reason of this Agreement, the Notes and the other Loan Documents be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Notes and the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Notes and the other Loan Documents, or for the value, execution, validity, effectiveness, genuineness, enforceability, collectibility, or sufficiency of this Agreement, the Notes and the other Loan Documents or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings pursuant to this Agreement, the Notes and the other Loan Documents except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by them pursuant to this Agreement, the Notes and the other Loan Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for their own gross negligence or willful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them.

     Section 13.2  Reliance by the Agents.  The Agents shall be entitled to
                   ----------------------
rely upon any certification, notice or other communication (including any thereof by telephone, telex or telefacsimile) believed by any of them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agents. As to any matters not expressly provided for by this Agreement, the Notes and the other Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Lenders or such larger percentage of the Lenders as may be required by any provision of this Agreement, and such instructions of the Majority Lenders or such larger percentage of the Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     Section 13.3  Default.  The Agent shall be deemed to have no knowledge of
                   -------
the occurrence of a Default (other than the non-payment of principal of or interest on Advances or of fees hereunder) unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 13.7 hereof) take such action
                                           ------------
with respect to such Default as shall be directed by the Majority Lenders or such larger percentage of the Lenders as may be required by any provision of this Agreement, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

     Section 13.4  Rights as a Lender.  With respect to its respective
                   ------------------
Commitments and the Advances made by it, the Agent, the Syndication Agent, the Documentation Agent and the Co-Agents in their capacity as Lenders hereunder shall have the same rights and powers under this Agreement, the Notes and the other Loan Documents as any other Lender and may exercise the same as though it were not acting as the Agent, the Syndication Agent, the Documentation Agent and the Co-Agents, respectively, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each of the Agents in its individual capacity. The Agents and their Affiliates may (without having to account therefor to any Lender), accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company (and any of its affiliates) as if it were not acting as an Agent, and without notice to or consent of the Lenders, the Agents may accept fees and other consideration from the Company for services in connection with this Agreement, the Notes, the other Loan Documents or otherwise without having to account for the same to the Lenders.

     Section 13.5  Indemnification by Lenders.  The Lenders agree to indemnify
                   --------------------------
the Agent and its officers, directors, employees and agents (to the extent not reimbursed under Section 14.5 hereof, but without limiting the obligations of
                 ------------
the Company under said Section 14.5), ratably in accordance with the aggregate
                       ------------
principal amount of the outstanding Advances made by the Lenders (or, if no Advances are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, the other Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 14.3 hereof) or the enforcement of any of the
                       ------------
terms of this Agreement, the Notes, the other Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligation of the Lenders in this Section shall survive the payment of the Advances and of any other sums due from Company hereunder and the termination of the Commitments.

     Section 13.6  Non-Reliance on the Agents and other Lenders.  Each Lender
                   --------------------------------------------
agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and decision to enter into this Agreement and that it shall, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agents shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into the possession of any Agent or any of its Affiliates. Each Lender further acknowledges that (i) the Agents have responded satisfactorily to any request by such Lender for information regarding such credit facilities; and (ii) the Agents and their Affiliates may manage their relationships with the Company under such facilities as it sees fit as though it were not an Agent hereunder.

     Section 13.7  Failure to Act.  Except for action expressly required of
                   --------------
the Agent hereunder, the Agents shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 13.8  Resignation.  Any of the Agents may resign as such at any
                   -----------
time upon at least 30 days prior notice to the Company and the Lenders. In the event of any such resignation of the Agent, the Company shall as promptly as practicable appoint a successor Agent who must be or immediately become a Lender. In the event no such successor is appointed, the Majority Lenders shall as promptly as practicable appoint a successor agent to such resigning Agent. In the event no such successor is so appointed within 30 days of any such notice, any Lender may apply to a court of competent jurisdiction for the appointment of a successor agent hereunder to such resigning Agent. After any retiring Agent's resignation hereunder as an Agent, the provisions of (i) this

Article 13 shall inure to its benefit as to any actions taken or omitted to be
----------
taken by it while it was an Agent, as the case may be, under this Agreement and
(ii) Section 14.8 shall continue to inure to its benefit.
     ------------

     Section 13.9  Funding Reliance, etc.  Unless the Agent shall have been
                   ---------------------
notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York, New York time, on the day of any Reference Rate Advance or the day prior to any other Advance, that such Lender will not make available the amount which would constitute its percentage of such Advance on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Company severally agree to repay such Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Company to the date such amount is repaid to the Agent, at the Federal Funds Rate.

     Section 13.10  Syndication Agent, Documentation Agent and Co-Agents.
                    ----------------------------------------------------
None of the Lenders identified on the facing page or signature pages of this Agreement as either Syndication Agent, Documentation Agent or Co-Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE 14

                                 MISCELLANEOUS

     Section 14.1  Waiver.  No failure on the part of any Agent or any Lender
                   ------
to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     Section 14.2  Government Regulation.  Anything contained in this
                   ---------------------
Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

     Section 14.3  Taxes.  Any taxes (excluding income taxes payable by the
                   -----
Agents or the Lenders, other than as provided in Article 8) or other similar
                                                 ---------
assessments or charges payable or ruled payable by any government authority in respect of this Agreement or any other Loan Documents shall be paid by the Company, together with interest and penalties, if any.

     Section 14.4  Notices.  All notices and other communications provided for
                   -------
herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, legible telefacsimile transmission or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex (answerback confirmed in the case of Telexes) or telecopier, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid, except that notices to the Agent pursuant to Articles 2, 3, 4, 5, 12 or 13 shall
                                             ----------  -  -  -  --    --
not be effective until actually received by the Agent. The Agents and the Lenders shall not have any liability on account of any action taken or not taken by the Agents or the Lenders in reliance upon telephonic notice (where expressly authorized by this Agreement) or telex or telefacsimile notice.

     Section 14.5  Expenses, Etc.    The Company agrees to pay or reimburse each
                   --------------
of the Lenders and the Agents for paying: (a) the fees and out-of-pocket expenses in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and every other Loan Document, including schedules and exhibits, and (ii) any amendment, modification or waiver of any of the terms of this Agreement, the Notes or any other Loan Document as from time to time hereafter may be required; (b) all reasonable costs and expenses of the Lenders and the Agents (including reasonable attorneys' fees and expenses, including the allocated cost of internal counsel) in connection with the enforcement of this Agreement, the Notes and any other Loan Documents; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges, including the allocated cost of internal counsel, levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

     Section 14.6  Amendments, Etc.    No amendment or waiver of any provision
                   ----------------
of this Agreement or consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in
       --------
writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article 9, (b) increase the Commitments of the
                               ---------
Lenders or of any Lender or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, or (f) amend this Section 14.6; and provided, further, that no amendment, waiver or
           ------------      --------  -------
consent shall, unless in writing and signed by the Agent affected in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 14.6 shall be binding
                                                   ------------
upon each holder of any indebtedness resulting from the making of Advances hereunder at the time outstanding, each future holder of any such indebtedness, and if signed by the Company, on the Company.

     Section 14.7  Sales and Transfers, etc. of Advances and Notes;
                   ------------------------------------------------
Participation in Advances and Notes.
-----------------------------------

          (a) Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Advance owing to such
           ------------
Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any
                                   --------
participating interests in any such Advance, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate share of its Advances, Note, Commitments and other interests hereunder related thereto, and provided further that no Lender shall transfer, grant or assign any
-------- -------
participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment, (ii) reduce the principal of, or interest on, any of such Lender's Advances, or any fees or other amounts payable to such Lender hereunder, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Advances, or any fees or other amounts payable to such Lender hereunder or (iv) release all or substantially all collateral security, if any, for any Obligation, except as otherwise specifically provided in any Loan Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such

Lender shall remain the holder of any such Note for all purposes under this Agreement and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such
                                                             --------
right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 14.10. The Company also agrees that each Participant shall
            -------------
be entitled to the benefits of Article 8 with respect to its participation in
                               ---------
the Commitments and the Advances outstanding from time to time; provided that no
                                                                --------
Participant shall be entitled to receive any greater amount pursuant to such provisions than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred; and provided, further, that
                                                       --------
each Participant shall have complied with the provisions of Section 14.7(e).
                                                            ---------------

          (b) (i) Any Lender may at any time sell to any Lender or any affiliate thereof, and, with the consent of the Agent and the Company (which shall not be unreasonably withheld or delayed), to one or more banks or financial institutions ("Purchasing Lenders") all or any part of its rights and
                         ------------------
obligations under this Agreement and the Notes, pursuant to a Transfer Certificate in the form attached as Exhibit F hereto, executed by such
                                    ---------
Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Company) and the Agent and delivered to the Agent; provided that each such sale to a
                                      --------
Purchasing Lender shall be in an amount of $5,000,000 or more; and provided,
                                                                   --------
further, that no Lender may sell any Commitment to a Purchasing Lender without
-------
also selling to such Purchasing Lender the appropriate pro rata share of its
                                                       --- ----
Notes and Advances thereunder.

          (ii) Upon such execution, delivery and acceptance as set forth above, from and after the Transfer Effective Date determined pursuant to such Transfer Certificate (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Transfer Certificate, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent provided in such Transfer Certificate be released from its obligations under this Agreement (and, in the case of an Transfer Certificate covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Transfer Certificate shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Transfer Certificate, the Company, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Notes, a new Note payable to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Transfer Certificate, and, if the transferor Lender has retained a Commitment or Advance hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. The new Notes to be held by the Purchasing Lender shall be dated the Effective Date and the new Notes to be held by the transferor Lender shall be dated the date of the Notes being surrendered and all such Notes shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Company marked "replaced."

          (c) Upon its receipt of a Transfer Certificate executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Company (if the consent of the Company is required)) and the Agent together with payment to the Agent hereunder of a registration and processing fee of $2,500, the Agent shall
(i) promptly accept such Transfer Certificate and (ii) on the Transfer Effective Date determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Company.

          (d) The provisions of the foregoing clauses (b) and (c) shall not
                                              -----------     ---
apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Lender.

          (e) If, pursuant to this Section 14.7 any interest in this Agreement
                                   ------------
or any Note is transferred to any transferee (a "Transferee") which is organized
                                                 ----------
under the laws of any jurisdiction other than the United States, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agents and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Advances, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agents, and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agents and the Company) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agents and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     Section 14.8  Indemnification.  In consideration of the execution and
                   ---------------
delivery of this Agreement by each Lender and the extension of the Commitments, the Company hereby agrees to indemnify and hold the Agents and each Lender and each of their respective directors, officers, employees, affiliates and agents (collectively, the "Indemnified Parties") harmless from and against any and all
                    -------------------
losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel amounts paid in settlement and court costs) (collectively, the "Indemnified Liabilities"), which
                                                -----------------------
may be incurred by or asserted against the Indemnified Parties or any of them, in connection with or arising out of or resulting from the action or inaction of the Company or any of its Subsidiaries in connection with: (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; and (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties. Notwithstanding anything herein to the contrary, the Company shall not be liable or responsible for Indemnified Liabilities to the extent a court of competent jurisdiction has found such Indemnified Liabilities resulted from such Indemnified Person's own negligence or willful misconduct.

     Section 14.9  Set-off.  Upon (i) the occurrence and during the
                   -------
continuance of any Default, (ii) the making of the request by the Majority Lenders (or any greater percentage of the Lenders) specified in Article 12 to
                                                                ----------
the Agent to declare the Advances and other amounts due hereunder to be immediately due and payable, or (iii) obtaining the consent of the Majority Lenders, each Lender hereby is authorized at any time and from time to time, without prior notice to the Company (any such notice being expressly waived by the Company), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any bank controlling such Lender) to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not such Lenders shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company (through the Agent) after any such set-off and application made by such Lender, provided, however, that the failure to give such notice shall not affect
        --------  -------
the validity of such set-off and application. The rights of each Lender under this Section 14.9 are in addition to other rights and remedies (including other
     ------------
rights of set-off) which such Lender may have.

     Section 14.10  Sharing of Payments, Etc.  If any Lender shall obtain any
                    -------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all of the Lenders, such Lender shall forthwith advise the Agent of the receipt of such payment, and within one Business Day of such receipt shall purchase from the other Lenders (through the Agent) such participation in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion
                                   --------  -------
of such excess payment is thereafter recovered by or on behalf of the Company from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.10 may exercise all of its rights of
                                -------------
payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. No documentation other than notices and the like referred to in this Section 14.10 shall be required to implement the terms of this Article.
        -------------                                                  -------
The Agent shall keep records (which shall be conclusive absent manifest error) of participation pursuant to this Section 14.10 and shall in each case notify
                                  -------------
the Lenders following any such purchases.

     Section 14.11  Other Transactions.  Nothing contained herein shall
                    ------------------
preclude the Agents or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

     Section 14.12  Nonliability of Lenders.  The relationship between the
                    -----------------------
Company on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents nor any Lenders shall have any fiduciary responsibilities to the Company or any of its Subsidiaries or Affiliates. None of the Agents nor any of the Lenders undertakes any responsibility to the Company or any of its Subsidiaries or Affiliates to review or inform the Company of any matter in connection with any phase of the Company's or such Subsidiary's or Affiliate's business or operations.

     Section 14.13  Severability.  In case any provision in or obligation
                    ------------
under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 14.14  Survival.  All agreements, representations and warranties
                    --------
made herein are made as of the respective dates stated herein and shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the obligations of the Company under Sections 8.1 through 8.4, 8.11,
                                               ------------         ---  ----
14.3, 14.5 and 14.8 hereof shall survive any termination of this Agreement, the
----  ----     ----
other Loan Documents, the repayment of the Advances and the termination of the Commitments.

     Section 14.15  Captions and Headings.  Captions and section headings
                    ---------------------
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     Section 14.16  Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when counterparts hereof executed on behalf of the Company and each

Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Company and each Lender.

     Section 14.17  Numbers of Documents.  All statements, notices, closing
                    --------------------
documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders and each of the Agents.

     Section 14.18  Governing Law.  THIS AGREEMENT, THE NOTES, AND EACH OTHER
                    -------------
LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     Section 14.19  Forum Selection and Consent to Jurisdiction. ANY
                    -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS.

     Section 14.20  Waiver of Jury Trial. THE COMPANY, THE AGENTS AND THE
                    --------------------
LENDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CREDIT TRANSACTION AND THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agents, the Lenders and the Company each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, the Notes and the other Loan Documents and that each will continue to rely on the waiver in their related future dealings. The Agents, the Lenders and the Company further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     Section 14.21  Entire Agreement.  This Agreement, the Notes and the other
                    ----------------
Loan Documents embody the entire agreement and understanding among the Company, the Lenders and the Agents, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letter referenced in
Section 2.6(b) hereof, and any prior arrangements made with respect to the
--------------
payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agents or the Lenders.

     Section 14.22  Renewal, Extension and Rearrangement.  All provisions of
                    ------------------------------------
this Agreement and any other Loan Document relating to the Notes or the other Obligations shall apply with equal force and effect to each and all promissory notes or other agreements or instruments hereafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of any part of the original Notes or Obligations.

     Section 14.23  No Oral Agreements. THIS WRITTEN AGREEMENT, THE NOTES,
                    ------------------
AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

     The parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    PG&E GAS TRANSMISSION, NORTHWEST CORPORATION


                                    By_________________________________________
                                    Name:  Jeffrey J. McParland
                                    Title: Senior Vice President, Chief
                                           Financial Officer and Treasurer


                                    Address:

                                    2100 Southwest River Parkway
                                    Portland, OR 97201
                                    Telephone No.:     (503) 833-4142
                                    Telefacsimile No.: (503) 833-4907
                                    Attention:         Deanne M. Franks
                                                       Assistant Treasurer



                 [SIGNATURE PAGE TO 364-DAY CREDIT AGREEMENT]

                                    CANADIAN IMPERIAL BANK OF COMMERCE, as Agent for the Lenders


                                    By__________________________________________
                                    Name:
                                    Title:

                                    Address for Notices:


                                    425 Lexington Avenue, 7th Floor
                                    New York, New York 10017
                                    Telephone No.:      (212) 856-3691
                                    Telefacsimile No.:  (212) 856-3763
                                    Telex No.:    6716450 (Answerback: CIBC SYN)
                                    Attention:    MaryBeth Ross

                                    with copies to:

                                    425 Lexington Avenue, 7th Floor
                                    New York, New York 10017
                                    Telephone No.:      (212) 856-3758
                                    Telefacsimile No.:  (212) 885-4911
                                    Attention:    Denis P. O'Meara

                                    Address for payments:

                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                    60 Wall Street
                                    New York, New York 10260
                                    ABA No.:           021000238
                                    For Account of:    Canadian Imperial
                                                       Bank of Commerce,
                                                       New York Agency
                                    Account No.:       63000480
                                    For further credit to Agented Loans
                                    Account No.: 0709611

                                    Reference:  PG&E Gas Transmission,
                                                Northwest Corporation

                                    CIBC INC., as a Lender


                                    By___________________________________
                                    Name:
                                    Title:


                                    Lending Office for Advances:

                                    425 Lexington Avenue, 7th Floor
                                    New York, New York 10017

                                    Telex No.:      6716450 (Answerback:
                                                    CIBC SYN)
                                    Telephone No.:        (212) 856-3691
                                    Telefacsimile No.:    (212) 856-3763
                                    Attention:     MaryBeth Ross

                                    Address for Notices:

                                    425 Lexington Avenue, 7th Floor
                                    New York, New York 10017
                                    Telephone No.:     (212) 856-3691
                                    Telefacsimile No.: (212) 856-3763
                                    Telex No.:    6716450 (Answerback: CIBC
                                                  SYN)
                                    Attention:    MaryBeth Ross

                                    with copies to:

                                    425 Lexington Avenue, 7th Floor
                                    New York, New York 10017
                                    Telephone No.:     (212) 856-3758
                                    Telefacsimile No.: (212) 885-4911
                                    Attention:    Denis P. O'Meara

                                    BARCLAYS BANK PLC, as a Co-Agent for the Lenders and as a Lender


                                    By________________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:

                                    Barclays Group Inc.
                                    222 Broadway, 12th Floor
                                    New York, New York 10038
                                    Attention: Client Services Unit
                                    Telephone No.:        (212) 412-1352
                                    Telefacsimile No.:    (212) 412-4090
                                    Telex No.:            12-6195

                                    Address for Notices:

                                    222 Broadway, 11th Floor
                                    New York, New York 10038
                                    Attention:         Jonathan Berman
                                    Telephone No.:     (212) 412-7525
                                    Telefacsimile No.: (212) 412-6709

                                    THE FIRST NATIONAL BANK OF CHICAGO, as
                                    Documentation Agent for the Lenders, as a Co-Agent for the Lenders, and as a Lender


                                    By_________________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:
                                    One First National Plaza
                                    Chicago, Illinois 60670
                                    Telephone No.:       (312) 732-8105
                                    Telefacsimile No.:   (312) 732-4840

                                    Address for Notices:

                                    One First National Plaza, Suite 0363
                                    Chicago, Illinois 60670
                                    Attention:     Jane Bek
                                    Telephone No.:       (312) 732-3422
                                    Telefacsimile No.:   (312) 732-3055

                                    With a copy to:

                                    One First National Plaza, Suite 0634
                                    Chicago, Illinois 60670
                                    Attention:     Lynn Pozsgay
                                    Telephone No.:       (312) 732-8705
                                    Telefacsimile No.:   (312) 732-4840


                     [SIGNATURE PAGE TO 364-DAY AGREEMENT]

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a
                                    Lender


                                    By____________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:


                                    1850 Gateway Blvd.
                                    Concord, California 94521
                                    Telephone No.:       (510) 675-7148
                                    Telefacsimile No.:   (510) 675-7531
                                    Telex No.:           34346 (Answerback:
                                                         BANKAMER SFO)

                                    Address for Notices:

                                    555 California Street, 41st Floor
                                    San Francisco, California 94104
                                    Attention:           Gary Tsuyuki
                                    Telephone No.:       (415) 622-8322
                                    Telefacsimile No.:   (415) 622-0632
                                    Telex No.:           34346 (Answerback:
                                                         BANKAMER SFO)

                                    With a copy to:

                                    1050 Gateway Blvd., 4th Floor
                                    Concord, California 94521
                                    Attention:           Sandy Schwartzkopf
                                    Telephone No.:       (510) 675-7342
                                    Telefacsimile No.:   (510) 675-7531
                                    Telex No.:           34346 (Answerback:
                                                         BANKAMER SFO)

                                    CITICORP USA, INC., as a Lender


                                    By______________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:


                                    2 Penns Way, Suite 200
                                    New Castle, DE 19720
                                    Attention:          Mark Waldron
                                    Telephone No.:      (302) 894-6084
                                    Telefacsimile No.:  (302) 894-6120

                                    Address for Notices:

                                    399 Park Avenue, 4th Floor
                                    New York, New York 10043
                                    Attention:         Sandip Sen
                                    Telephone No.:     (212) 559-1275
                                    Telefacsimile No.: (212) 793-6130

                                    With a copy to:

                                    2 Penns Way, Suite 200
                                    New Castle, DE 19720
                                    Attention:         Mark Waldron
                                    Telephone No.:     (302) 894-6084
                                    Telefacsimile No.: (302) 894-6120

                                    THE FUJI BANK, LIMITED, Los Angeles
                                    Agency, as a Lender


                                    By_____________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:

                                    Los Angeles Agency
                                    333 South Hope Street, 39th Floor
                                    Los Angeles, California 90071
                                    Attention:         Jonathan Bigelow
                                    Telephone No.:     (213) 253-4144
                                    Telefacsimile No.: (213) 253-4178

                                    Address for Notices:

                                    Los Angeles Agency
                                    333 South Hope Street, 39th Floor
                                    Los Angeles, California 90071
                                    Attention:         Jonathan Bigelow
                                    Telephone No.:     (213) 253-4144
                                    Telefacsimile No.: (213) 253-4178

                                    UBS, AG, Stamford Branch, as a Lender


                                    By____________________________________
                                    Name:
                                    Title:

                                    By____________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:

                                    10 East 50th Street
                                    New York, New York 10022
                                    Telephone No.:     (212) 574-3000
                                    Telefacsimile No.: (212) 574-3180
                                    Telex No.:         420520

                                    Address for Notices:

                                    222 Broadway
                                    New York, New York  10038
                                    Attention:         Darryl Monasebian
                                    Telephone No.:     (212) 574-3103
                                    Telefacsimile No.: (212) 574-4395

                                    With a copy to:

                                    222 Broadway
                                    New York, New York 10038
                                    Attention:         Laura M. Paradiso
                                    Telephone No.:     (212) 574-4119
                                    Telefacsimile No.: (212) 574-3180
                                    Telex No.:         420520

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Syndication Agent for the Lenders, as a Co-Agent for the Lenders and as a Lender


                                    By_________________________________________
                                    Name:
                                    Title:

                                    Lending Office for Advances:

                                    National Corporate Banking
                                    555 S.W. Oak Street, Suite 400
                                    Portland, Oregon 97204
                                    Telephone No.:       (503) 275-6738
                                    Telefacsimile No.:   (503) 275-5428

                                    Address for Notices:

                                    National Corporate Banking
                                    555 S.W. Oak Street, Suite 400
                                    Portland, Oregon 97204
                                    Attention:           Aaron Gordon
                                    Telephone No.:       (503) 275-6738
                                    Telefacsimile No.:   (503) 275-5428

                                    With a copy to:

                                    Corporate Loan Servicing
                                    555 S.W. Oak Street, PL-7
                                    Portland, Oregon 97204
                                    Attention:           Jan Knox
                                    Telephone No.:       (503) 275-6561
                                    Telefacsimile No.:   (503) 275-4600

                                                                       EXHIBIT A

                                   [Form of]

                                     NOTE


$_________                                                          May 24, 1999

     PG&E GAS TRANSMISSION, NORTHWEST CORPORATION, a California Company (the "Company"), FOR VALUE RECEIVED, promises to pay to the order of________________
 -------
(the "Lender") on each Repayment Date and on or before the Maturity Date the lesser of the principal sum of ___________________________ DOLLARS ($__________)
and the aggregate unpaid principal amount of all Advances made by the Lender to the Company pursuant to the Agreement (as hereinafter defined) in immediately available funds at the main office of Canadian Imperial Bank of Commerce, as Agent, together with interest (whether by acceleration or otherwise) on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the 364-Day Credit Agreement, dated as of May 24, 1999 (the "Agreement"), among the Company, Canadian Imperial Bank of Commerce, as Agent
 ---------
for the Lenders, The First National Bank of Chicago, as Documentation Agent for the Lenders, U.S. Bank National Association, as Syndication Agent for the Lenders, The First National Bank of Chicago, U.S. Bank National Association and Barclays Bank PLC, as Co-Agents for the Lenders, and the Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Notwithstanding all other provisions of the Agreement and this Note, none of the terms and provisions of the Agreement or this Note shall ever be construed to create a contract to pay the Lender for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Lender to the Company under applicable state or federal law from time to time in effect, and the Company shall never be required to pay interest in excess of such maximum amount. If for any reason interest is paid in excess of such maximum amount (whether as a result of the payment of this Note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid, the Lender will, at its option, either refund such excess to the Company or apply such excess to the principal owing under the Agreement or this Note.

                              Exhibit A - Page 1

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO APPLICABLE FEDERAL LAWS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    PG&E GAS TRANSMISSION, NORTHWEST CORPORATION


                                    By _________________________________________
                                    Name:  Jeffrey J. McParland
                                    Title: Senior Vice President, Chief
                                           Financial Officer and Treasurer


                                    By _________________________________________
                                    Name:  Deanne M. Franks
                                    Title: Assistant Treasurer

                              Exhibit A - Page 2

                SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL
                                      TO
             NOTE OF PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                              DATED MAY 24, 1999


           Amount of                            Amount of               Unpaid Principal
           Advance Made                         Principal Repaid        Balance

           ------------                         -----------------      ----------------
                                  Interest                                                            Notation
          Reference   LIBOR      Period (if     Reference     LIBOR    Reference    LIBOR               Made
                                                                                                        ----
Date        Rate      Rate       Applicable)      Rate        Rate       Rate       Rate     Total       By
-----      -----      ----       ----------       ----        ----       ----       ----     -----       --
_____

_____

_____

_____

_____

_____

_____

_____

_____

_____

_____

_____

_____

                              Exhibit A - Page 3

                                                                       EXHIBIT B



                             LIBOR Advance Request
                             ---------------------


To:       Canadian Imperial Bank of Commerce, as Agent
          425 Lexington Avenue, 7th Floor
          New York, New York 10017
          Attention:  MaryBeth Ross

Date:     _______________, ____

          Re: LIBOR Advance Request - 364-Day Credit Agreement, dated as of May 24, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement") among PG&E Gas
                                  ----------------
               Transmission, Northwest Corporation, the various financial institutions as are and may become parties thereto, The First National Bank of Chicago, as Documentation Agent for the Lenders, U.S. Bank National Association, as Syndication Agent for the Lenders, The First National Bank of Chicago, U.S. Bank National Association and Barclays Bank PLC, as Co-Agents for the Lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders

Ladies and Gentlemen:

1.   This LIBOR Advance Request is delivered to you pursuant to Section 3.1 of
                                                                -----------
     the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

2.   We request LIBOR Advances pursuant to the Credit Agreement as follows:

     (i)    Drawdown Date:  _________________, ____

     (ii)   Principal amount:  $______

     (iii)  Length of Interest Period and/or Repayment Date:

3. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed LIBOR Advance, before and after giving effect thereto and to the application of the proceeds therefrom:

                              Exhibit B - Page 1

     (i) the principal amount of the proposed Advance is not more than the Available Facility Amount;

     (ii)   no Default has occurred and is continuing;

     (iii)  the representations and warranties contained in Sections 10.1, 10.4,
                                                            -------------  ----
            10.5, 10.6, 10.7 and 10.9 of the Credit Agreement are true and
            ----  ----  ----     ----
            correct as of the date of such Advance except for changes reflecting transactions permitted by the Credit Agreement;

     (iv) no authorizations, approvals or consents of, and no filings or renegotiations with, any governmental or regulatory authority or agency are necessary for the incurring of obligations in connection with such Advance, other than approvals which have been duly obtained and are in full force and effect; and

     (v) the incurring of obligations in connection with such Advance does not conflict with or result in a breach of any applicable law or regulation, or any other, writ, injunction or decree of any court or regulatory authority.

4. The Company agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

5. Please wire transfer the proceeds of the Advance to the accounts of the following persons at the final institutions indicated respectively:

   Amount to be               Person to be Paid                           Name, Address, etc. of
                              -----------------
    Transferred         Name                     Account No.              Transferee Lender
    -----------         ----                     ----------               ----------------------
$_______________        ______________________   ____________________     ______________________
                                                                          ______________________
                                                                          Attention:____________
$_______________        ______________________   ____________________     ______________________
                                                                          ______________________
                                                                          Attention:____________
$_______________        ______________________   ____________________     ______________________
                                                                          ______________________
                                                                          Attention:____________
Balance of such         The Company              ____________________     ______________________
proceeds                                                                  ______________________

                              Exhibit B - Page 2

                                                          Attention:____________

     The Company has caused this LIBOR Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ______ day of ___________________, __________.

                                    Very truly yours,

                                    PG&E GAS TRANSMISSION,
                                    NORTHWEST CORPORATION

                                    By______________________________
                                    Name:
                                    Title:

                                    By______________________________
                                    Name:
                                    Title:

                              Exhibit B - Page 3

                                                                       EXHIBIT C


                        Reference Rate Advance Request
                        ------------------------------


To:       Canadian Imperial Bank of Commerce, as Agent
          425 Lexington Avenue, 7th Floor
          New York, New York 10017
          Attention: MaryBeth Ross


Date:     _______________, _____

          Re: Reference Rate Advance Request - 364-Day Credit Agreement, dated as of May 24, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement") among PG&E Gas
                                               ----------------
               Transmission, Northwest Corporation, the various financial institutions as are and may become parties thereto, The First National Bank of Chicago, as Documentation Agent for the Lenders, U.S. Bank National Association, as Syndication Agent for the Lenders, The First National Bank of Chicago, U.S. Bank National Association and Barclays Bank PLC, as Co-Agents for the Lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders


Ladies and Gentlemen:

1.   This Reference Rate Advance Request is delivered to you pursuant to Section
                                                                         -------
     4.1 of the Credit Agreement.  Unless otherwise defined herein or the
     ---
     context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

2. We request Reference Rate Advances pursuant to the Credit Agreement as follows:

     (i)  Drawdown Date:  ________________, ____

     (ii)  Principal amount:  $_________

3. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Reference Rate Advance, before and after giving effect thereto and to the application of the proceeds therefrom:

     (i) the principal amount of the proposed Advance is not more than the Available Facility Amount;

     (ii)   no Default has occurred and is continuing;

     (iii)  the representations and warranties contained in Sections 10.1, 10.4,
                                                            -------------  ----
            10.5, 10.6, 10.7 and 10.9 of the Credit Agreement are true and
            ----  ----  ----     ----
            correct as of the date of such Advance except for changes reflecting transactions permitted by the Credit Agreement;

     (iv) no authorizations, approvals or consents of, and no filings or renegotiations with, any governmental or regulatory authority or agency are necessary for the incurring of obligations in connection with such Advance, other than approvals which have been duly obtained and are of full force and effect; and

     (v) the incurring of obligations in connection with such Advance does not conflict with or result in a breach of any applicable law or regulation, or any other, writ, injunction or decree of any court or regulatory authority.

4. The Company agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

5. Please wire transfer the proceeds of the Advance to the accounts of the following persons at the final institutions indicated respectively:

 Amount to be                  Person to be Paid                     Name, Address, etc. of
                               -----------------
  Transferred         Name                        Account No.        Transferee Lender
  -----------         ----                        -----------        _____________________
$_____________        ______________________      ________________   _____________________
                                                                     _____________________
                                                                     Attention:___________
$_____________        ______________________      ________________   _____________________
                                                                     _____________________
                                                                     Attention:___________
$_____________        ______________________      ________________   _____________________
                                                                     _____________________
                                                                     Attention:___________
Balance of such       The Company                 ________________   _____________________

proceeds                                                  _____________________
                                                          Attention:___________


     The Company has caused this Reference Rate Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ______ day of ___________________, ______.

                                    Very truly yours,

                                    PG&E GAS TRANSMISSION,
                                    NORTHWEST CORPORATION

                                    By___________________________
                                    Name:
                                    Title:

                                    By___________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT D


                            Form of Tax Certificate
                            -----------------------


To:       PG&E Gas Transmission, Northwest Corporation

From:     [Name of Lender and Facility Office]

Date:     ___________________, _____

          Re: 364-Day Credit Agreement, dated as of May 24, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement") among PG&E Gas Transmission, Northwest
                ----------------
               Corporation, the various financial institutions as are and may become parties thereto, The First National Bank of Chicago, as Documentation Agent for the Lenders, U.S. Bank National Association, as Syndication Agent for the Lenders, The First National Bank of Chicago, U.S. Bank National Association and Barclays Bank PLC, as Co-Agents for the Lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders

Ladies and Gentlemen:

     In connection with the Credit Agreement, we hereby certify, under penalty of perjury, that the undersigned is a ____________________ duly organized in or under the laws of the United States of America or a jurisdiction thereof.

     Our Internal Revenue Service taxpayer identification number is __________.

     Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF Lender]


                                    By________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT E


                  [Form of Opinion of Counsel to the Company]

                                                                       EXHIBIT F


                         Form of Transfer Certificate
                         ----------------------------

To:       [Name and address of Transferee]
                    and
          Canadian Imperial Bank of Commerce, as Agent

From:     [Name of Transferor Lender and Facility Office]

Date:     ___________________, ____

          Re: Transfer Certificate - 364-Day Credit Agreement, dated as of May 24, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement") among PG&E Gas
                                  ----------------
               Transmission, Northwest Corporation, the various financial institutions as are and may become parties thereto, The First National Bank of Chicago, as Documentation Agent for the Lenders, U.S. Bank National Association, as Syndication Agent for the Lenders, The First National Bank of Chicago, U.S. Bank National Association and Barclays Bank PLC, as Co-Agents for the Lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders

Ladies and Gentlemen:

1.   [Name of Transferor Lender] (the "Transferor") confirms the accuracy of the
      -------------------------
     summary of its participation in the Credit Agreement set out in the schedule attached hereto (the "Schedule") before and after giving effect to the assignment and transfer herein made. Transferor hereby assigns and transfers, without recourse, to [Name of Transferee Lender] (the
                                      -------------------------
     "Transferee") the rights and obligations of Transferor under the Credit Agreement specified in the Schedule. Transferee accepts such assignment and transfer by countersigning and delivering this Transfer Certificate to Transferor. This assignment is effective as of the date set forth in the Schedule (the "Transfer Effective Date"). The principal amount of any outstanding Advances under the Credit Agreement as of the Transfer Effective Date shall be apportioned between Transferor and Transferee in accordance with the Schedule and Transferee shall pay Transferor in immediately available funds on the Transfer Effective Date or such other date as is agreed to between the Transferor and the Transferee an amount equal to the principal amount of any outstanding Advance being assigned and transferred hereunder. All interest and fees payable under the Credit Agreement shall be apportioned between Transferor and Transferee proportionately to the periods before and after the Transfer Effective Date as to which payable.

2. Transferee is also delivering signed counterpart copies hereof to the Agent at its address for the service of notices specified in the Credit Agreement. The Agent is requested to make appropriate entries on its records to reflect the assignment and transfer effected hereby.

3. The Transferee hereby undertakes with the Transferor and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Credit Agreement it will assume upon delivery of this Transfer Certificate by it. Transferee agrees promptly to deliver to the Company, the Agent and any other withholding agent specified by the Company, two copies of a valid Form 1001, a valid Form 4224 or a certificate substantially in the form of Exhibit F to the Credit Agreement (in accordance with Sections 8.2 and
     ---------                                             ------------
     14.7(e) of the Credit Agreement).  Transferee agrees promptly to pay to the
     -------
     Agent a transfer registration fee in the amount of $2,500. By its consent hereto the Company consents to the transfer herein provided, agrees that Transferee shall be a Lender under the Credit Agreement and releases the Transferor pro tanto as to the obligations of Transferor transferred to Transferee hereunder.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has required in connection with this transaction. Transferee hereby confirms that it has entered into this assignment and transfer on the basis of its own independent commercial relationship with the Company and its own independent investigation and that it has not relied and will not hereafter rely on the Transferor, the other Lenders, the Agent or the Co-Agents with respect to the due execution, legality, validity, effectiveness, adequacy, accuracy or enforceability of the Credit Agreement or any other documents and information or with respect to the collectibility of any Advance or other amount due under the Credit Agreement. Transferee further agrees that it has not relied and will not rely on the Transferor, the other Lenders, the Agent or the Co-Agents to assess or keep under review on its behalf or provide Transferee, except as expressly required under the terms of the Credit Agreement, with any information as to the financial condition, creditworthiness, condition, affairs, status or nature of the Company or the Subsidiaries or of any other party to the Credit Agreement or the observance by the Company of any of its obligations under the Credit Agreement or any document relating thereto.

5. The Transferor makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Agreement or any document relating thereto or the collectibility of any Advance or other amount due under the Credit Agreement and assumes no responsibility for the financial condition of the Company or any other party to the Credit Agreement or for the performance and observance by the Company or any other party of any of its obligations under the Credit Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

6. The Transferee confirms the appointment of the Agent in accordance with the terms of Article 13 of the Credit Agreement.
              ----------

7. This Transfer Certificate shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Certificate to be duly executed and delivered as of the date first above written.

                                    [TRANSFEROR]


                                    By__________________________
                                    Name:
                                    Title:
                                             "Transferor"


                                    [TRANSFEREE]


                                    By__________________________
                                    Name:
                                    Title:
                                             "Transferee"

Consented to as of the above date by:

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION

By________________________
Name:
Title:

Receipt acknowledged and Consented to as of the above date:

CANADIAN IMPERIAL BANK OF COMMERCE, as
 Agent


By________________________
Name:
Title:

                   THE SCHEDULE TO THE TRANSFER CERTIFICATE
                   ----------------------------------------

                              Details of Transfer
                              -------------------


1.   Details of Commitments
     ----------------------

     (a)  Transferor's Commitment before this Transfer:

     (b)  Amount of Commitment Transferred:

     (c)  Transferor's remaining Commitment:

     (d)  Transferee's Commitment:

     (e)  Transfer Effective Date:

2.   Details of Advances
     -------------------

     (a) Outstanding Advance(s) of Transferor to Company prior to Transfer Effective Date:

     Type of            Principal            Drawdown           Repayment            Interest
     Advance             Amount                Date                Date                Rate
     -------             ------               ------              ------              ------

     (b)  Principal Amount of Outstanding Advance(s) Transferred to Transferee:

     Type of            Principal            Drawdown           Repayment            Interest
     Advance             Amount                Date                Date                Rate
     -------             ------               ------              ------              ------

3.   Administrative Details Respecting Transferee
     --------------------------------------------

     Facility Office for Advances:

          Attn:

     Address for Notices:

          Attn:

     Account for Payments:


     Telephone:

     Telefacsimile:

     Telex:

                                                                      SCHEDULE I


                            Commitments of Lenders
                            ----------------------


          Name of Lender                                       Commitments
          --------------                                       -----------

CIBC Inc.                                                        $  8,609,271.52

Barclays Bank PLC                                                $  7,284,768.21

The First National Bank of Chicago                               $  8,609,271.52

Bank of America National Trust and Savings Association           $  4,470,198.68

Citicorp USA, Inc.                                               $  5,960,264.90

The Fuji Bank, Limited, Los Angeles Agency                       $  3,311,258.28

UBS, AG, Stamford Branch                                         $  4,470,198.68

U.S. Bank National Association                                   $  7,284,768.21

Totals:                                                          $ 50,000,000.00